                                                                     EXHIBIT 4.1



================================================================================


                                 TRUST INDENTURE

                                     between

                    THE GUILFORD COUNTY INDUSTRIAL FACILITIES
                    AND POLLUTION CONTROL FINANCING AUTHORITY

                                    as Issuer

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                   as Trustee

                          Dated as of September 1, 1999


================================================================================

                               Securing $5,900.000
                        in aggregate principal amount of
                    The Guilford County Industrial Facilities
                    and Pollution Control Financing Authority
                      Industrial Development Revenue Bonds
                    (Crescent Sleep Products Company Project)
                                   Series 1999




                                               This Instrument was prepared by:
                                               Mary Nash K. Rusher, Esq.
                                               Hunton & Williams
                                               One Hanover Square, Suite 1400
                                               Raleigh, North Carolina 27601

                              TABLE OF CONTENTS

                             TRUST INDENTURE PAGE

                               TRUST INDENTURE

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                                                                                                               PAGE
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
GRANTING CLAUSES..................................................................................................2

ARTICLE I  Definitions and Interpretation.........................................................................4

         Section 1.01.  Definitions...............................................................................4
         Section 1.02.  Characteristics of Certificate or Opinion................................................11
         Section 1.03.  Additional Provisions as to Interpretation...............................................12

ARTICLE II  Form, Execution and Registration of Bonds............................................................13

         Section 2.01.  Form, Maturities and Numeration of Bonds.................................................13
         Section 2.01.  Variable Rate; Optional Tenders..........................................................14
         Section 2.03.  Fixed Rate...............................................................................15
         Section 2.04.  Conversion; Notices......................................................................16
         Section 2.05.  Execution of Bonds.......................................................................18
         Section 2.06.  Authentication of Bonds..................................................................18
         Section 2.07.  Registration, Transfers and Exchange.....................................................18
         Section 2.08.  Payment of Interest On Bonds; Interest Rights Preserved..................................19
         Section 2.09.  Ownership of Bonds.......................................................................20
         Section 2.10.  Reissuance of Mutilated, Destroyed, Stolen or Lost Bonds.................................20
         Section 2.11.  Conditions for Authentication of Bonds...................................................20
         Section 2.12.  Book-entry Provisions....................................................................20

ARTICLE III  Redemption of Bonds.................................................................................22

         Section 3.01.  Operational Redemption...................................................................22
         Section 3.01.  Mandatory Redemption.....................................................................23
         Section 3.03.  Extraordinary Redemption.................................................................23
         Section 3.04.  Method of Selecting Bonds................................................................23
         Section 3.05.  Notice of Redemption.....................................................................23
         Section 3.06.  Bonds Due and Payable on Redemption Date; Interest
                          Ceases to Accrue.......................................................................24
         Section 3.07.  Cancellation.............................................................................24
         Section 3.08.  Partial Redemption of Bonds..............................................................24

ARTICLE IV  Tender and Purchase..................................................................................25

         Section 4.01.  Mandatory Tender of Bonds................................................................25
         Section 4.02.  [INTENTIONALLY OMITTED]..................................................................25

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
         Section 4.03.  Trustee as Tender Agent..................................................................25
         Section 4.04.  Tender and Purchase of Bonds.............................................................25
         Section 4.05.  Purchase Fund............................................................................26
         Section 4.06.  No Remarketing Under Certain Conditions..................................................27

ARTICLE V  General Covenants and Provisions......................................................................28

         Section 5.01.  Payment of Bonds.........................................................................28
         Section 5.02.  Performance of Issuer's Covenants........................................................28
         Section 5.03.  Rights under Agreement and Letter of Credit..............................................29
         Section 5.04.  Reports of Trustee.......................................................................29

ARTICLE VI  Revenues and Funds...................................................................................30

         Section 6.01.  Bond Fund................................................................................30
         Section 6.02.  Project Fund; Disposition of Proceeds of Bonds...........................................30
         Section 6.03.  Rebate...................................................................................31
         Section 6.04.  Investment of Funds......................................................................31

ARTICLE VII  Events of Default; Remedies on Default..............................................................32

         Section 7.01.  Events of Default........................................................................32
         Section 7.02.  Enforcement of Covenants and Conditions..................................................33
         Section 7.03.  Application of Moneys....................................................................34
         Section 7.04.  Right of Trustee to Act Without Possession of Bonds......................................34
         Section 7.05.  Power of Majority of Owners of Bonds.....................................................35
         Section 7.06.  Limitation on Suits by Owners............................................................35
         Section 7.07.  Waiver by Owners of Bonds................................................................35
         Section 7.08.  Remedies Cumulative, Delay Not To Constitute Waiver......................................35
         Section 7.09.  Restoration of Rights Upon Discontinuance of Proceedings.................................36

ARTICLE VIII  Concerning the Trustee; Tender Agent; Remarketing Agent, Letter of Credit
Custodian........................................................................................................37

         Section 8.01.  Acceptance of Trust and Prudent Performance Thereof......................................37
         Section 8.02.  Trustee May Rely Upon Certain Documents and Opinions.....................................37
         Section 8.03.  Trustee Not Responsible for Indenture Statements, Validity...............................38
         Section 8.04.  Limits on Duties and Liabilities of Trustee..............................................38
         Section 8.05.  Money Held in Trust......................................................................38
         Section 8.06.  Obligation of Trustee and Letter of Credit Custodian.....................................38
         Section 8.07.  Notice to Owners.........................................................................39
         Section 8.08.  Intervention in Judicial Proceedings.....................................................39
         Section 8.09.  Further Investigation by Trustee.........................................................39
         Section 8.10.  Trustee to Retain Financial Records......................................................39
         Section 8.11.  Compensation of Trustee..................................................................39

                                       ii
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
         Section 8.12.  Trustee May Hold Bonds...................................................................40
         Section 8.13.  Appointment of Trustee...................................................................40
         Section 8.14.  Merger of Trustee........................................................................40
         Section 8.15.  Resignation or Removal of Trustee........................................................40
         Section 8.16.  Appointment of Successor Trustee.........................................................41
         Section 8.17.  Transfer of Rights and Property to Successor Trustee.....................................41
         Section 8.18.  Co-Trustee...............................................................................43
         Section 8.19.  Remarketing Agent; Resignation; Removal..................................................43
         Section 8.20.  Qualifications of Remarketing Agent......................................................43
         Section 8.21.  Rights and Duties of Tender Agent........................................................43
         Section 8.22.  Resignation or Removal of Tender Agent; Appointment of Successor.........................44
         Section 8.23.  Several Capacities.......................................................................44
         Section 8.24.  Letter of Credit Custodian...............................................................44

ARTICLE IX  Concerning the Owners of Bonds.......................................................................46

         Section 9.01.  Execution of Instruments by Owners of Bonds..............................................46
         Section 9.02.  Waiver of Notice.........................................................................46
         Section 9.03.  Determination of Owner Concurrence.......................................................46
         Section 9.04.  Revocation by Owners of Bonds............................................................46

ARTICLE X  Payment, Defeasance and Release.......................................................................48

         Section 10.01. Payment and Discharge of Indenture.......................................................48
         Section 10.02. Bonds Deemed Not Outstanding After Deposits..............................................49
         Section 10.03. Non-Presentment of Bonds.................................................................49

ARTICLE XI  Supplemental Indentures..............................................................................50

         Section 11.01. Purposes for Which Supplemental Indentures May Be Executed...............................50
         Section 11.02. Execution of Supplemental Indenture......................................................51
         Section 11.03. Discretion of Trustee....................................................................51
         Section 11.04. Modification of Indenture with Consent of Owners.........................................51
         Section 11.05. Supplemental Indentures to be Part of Indenture..........................................52
         Section 11.06. Consent of the LGC.......................................................................52

ARTICLE XII  Amendment of Agreement and Letter of Credit.........................................................53

         Section 12.01. Amendments, etc., to Agreement or Letter of Credit Not Requiring
                              Consent of Owners..................................................................53
         Section 12.02. Amendments, etc., to Agreement or Letter of Credit Requiring
                              Consent of Owners..................................................................53
         Section 12.03. Limitation on Amendments to Agreement or Letter of Credit................................53
         Section 12.04. Amendment by Unanimous Consent...........................................................54
         Section 12.05. Opinion of Counsel Required..............................................................54

                                      iii
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
         Section 12.06.  Amendment of Agreement by Trustee.......................................................52

ARTICLE XIII  Letter of Credit...................................................................................55

         Section 13.01.  Maintenance of Letter of Credit.........................................................55
         Section 13.02.  Drawings under Letter of Credit.........................................................55
         Section 13.03.  Substitute Letter of Credit.............................................................56
         Section 13.04.  Notice to Rating Agencies...............................................................57
         Section 13.05.  Bank Bonds Not Secured by Letter of Credit..............................................57

ARTICLE XIV  Miscellaneous.......................................................................................58

         Section 14.01.  Covenants of Issuer Bind Successors and Assigns.........................................58
         Section 14.02.  Immunity of Officers....................................................................58
         Section 14.03.  No Benefits to Outside Parties..........................................................58
         Section 14.04.  Separability of Indenture Provisions....................................................58
         Section 14.05.  Execution of Indenture in Counterparts..................................................58
         Section 14.06.  Headings Not Controlling................................................................58
         Section 14.07.  Notices.................................................................................58
         Section 14.08.  References to Bank and Letter of Credit.................................................59

EXHIBIT A Variable Rate Form of Bond..............................................................................1

                                TRUST INDENTURE

      THIS TRUST INDENTURE (this "Indenture") is dated as of September 1, 1999, between The Guilford County Industrial Facilities and Pollution Control Financing Authority, a political subdivision of the State of North Carolina (the "Issuer"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America with its principal office in St. Paul, Minnesota (the "Trustee").

                              W I T N E S S E T H

      WHEREAS, the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended (the "Act"), authorizes the creation of industrial facilities and pollution control financing authorities by the several counties in North Carolina and empowers such authorities to acquire, construct, own, repair, maintain, extend, improve, rehabilitate, renovate, furnish, equip and sell, lease, exchange, transfer or otherwise dispose of industrial or manufacturing facilities to the end that such authorities may be able to promote the right to gainful employment opportunity and private industry, and thereby promote the general welfare of the inhabitants of North Carolina, by exercising such powers to aid in financing industrial or manufacturing facilities for the purpose of alleviating unemployment or raising below average manufacturing wages and further authorizes such authority to loan to others the proceeds of bonds issued for the purpose of paying for all or any part of an industrial or manufacturing facility, to mortgage and pledge any or all of such facilities, whether then owned or thereafter acquired, as security for the payment of the principal of, premium, if any, and interest on any such bonds and any agreements made in connection therewith and to pledge or assign the revenues and receipts from such facilities or loan or from any other source to the payment of such bonds; and

      WHEREAS, the Issuer has been duly organized under the Act; and

      WHEREAS, under the Act, the Issuer has been given the power to issue its revenue bonds from time to time and to use the proceeds thereof for the purpose of paving all or part of the cost of any project and of all other costs incident to or necessary and appropriate to achieve the foregoing; and

      WHEREAS, Crescent Sleep Products Company, a Delaware corporation (the "Company") has requested that the Issuer issue and sell a series of industrial development revenue bonds for the purpose of financing the acquisition, rehabilitation and equipping of a 133,000 square foot facility to be owned and operated by the Company for the purpose of manufacturing mattresses (such facility, including the site on which it is located, and equipment, being hereinafter referred to as the "Project"); and

      WHEREAS, after careful study and investigation of the nature of the proposed issuance, the Issuer has determined that, in issuing its industrial development revenue bonds, it will be acting in furtherance of the public purposes intended to be served by the Act; and

      WHEREAS, the Issuer has authorized the issuance and sale of $5,900,000 in aggregate principal amount of its Industrial Development Revenue Bonds (Crescent Sleep Products Company Project) Series 1999 (the "Bonds"), the proceeds of which will be used to finance the qualified costs of the Project; and

      WHEREAS, the Issuer has entered into a Loan Agreement, dated as of September 1, 1999 (the "Agreement"), with the Company under the terms of which the Issuer has agreed to finance the costs of the Project through the issuance of the Bonds and, in consideration thereof, the Company has agreed to pay or to cause to be paid to the Issuer monies sufficient to pay the principal and purchase price of and premium, if any, and interest on the Bonds as the same become due and payable and to pay certain administrative expenses in connection with the Bonds, and

      WHEREAS, as further security for the payment of the Bonds, the Issuer has agreed to assign and pledge to the Trustee all right, title, and interest of the Issuer in and to the Trust Estate (as hereinafter defined); and

      WHEREAS, contemporaneously with the issuance of the Bonds, U.S. Bank National Association (the "Bank") will issue its irrevocable direct-pay Letter of Credit (the "Letter of Credit"), in favor of the Letter of Credit Custodian (as defined below), for the account of the Company, obligating the Bank to pay to the Trustee, in accordance with the terms thereof upon presentation of drafts and certificates as required therein, certain amounts specified therein for payment of the principal and purchase price of and interest on the Bonds; and

      WHEREAS, pursuant to the terms of a Reimbursement Agreement dated as of the date hereof, the Company is obligated to reimburse the Bank, with interest, for the amount of any drawing under the Letter of Credit as defined herein, and

      WHEREAS, the Bonds were authorized pursuant to a resolution (the "Bond Resolution") duly adopted by the Issuer on September 15, 1999; and

      WHEREAS, it is the intention of the Issuer and the Trustee to enter into this Indenture (the "Indenture") to provide for, among other things (i) the deposit into, and administration of any sums deposited in, the Bond Fund, (ii) the payment of principal and interest due on the Bonds, (iii) purchase of the Bonds upon demand of the Owner thereof for mandatory purchase thereof, (iv) calculation and payment of the interest on the Bonds, (v) draws under the Letter of Credit to pay principal of and interest on, or, if necessary, the Purchase Price of, the Bonds as provided herein and under the terms of the Letter of Credit, and (vi) application of all payments due under the Agreement to secure the foregoing; and

      WHEREAS, all things necessary to make the Bonds when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment of the Agreement for payment of the principal of, premium, if any, and interest on the Bonds, have been done and performed, and the creation, execution and delivery of this Indenture, and the issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                               GRANTING CLAUSES

      That the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Owners thereof, and of the sum of one dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed herein and in the Bonds, does hereby assign and grant a security interest in the following to the Trustee, and its successors in trust and assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

                             GRANTING CLAUSE FIRST

      All right, title and Interest of the Issuer in and to the Agreement (except for the unassigned rights of, and amounts payable to, the Issuer under Sections 4.2(b). 7.2, 8.4 and 10.10 of the Agreement);

                            GRANTING CLAUSE SECOND

      All right, title and interest of the Issuer in and to all money and securities from time to time held by the Trustee under the terms of this Indenture, and all earnings thereon;

                             GRANTING CLAUSE THIRD

      Any and all other property rights and interests of every kind and nature from time to time hereafter by delivery or by writing of any kind granted, bargained, sold, alienated, demised, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated or otherwise subjected hereto, as and for additional security, herewith, by the Issuer or any other person on its behalf or with its written consent, including but not limited to the Letter of Credit and all amounts drawn thereunder, and the Trustee is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof,

      TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its successors in said trust and assigns forever;

      IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Owners of the Bonds, from time to time, issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds except in the case of funds held hereunder for the benefit of particular Owners of Bonds, and for the benefit of the Bank to the extent provided herein;

      PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner set forth in the Bonds according to the true intent and meaning thereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly cause to be kept, performed and observed all of its covenants and conditions pursuant to the terms of this Indenture, and shall pay or cause to be paid to the Trustee all sums of money, due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine and be void, except to the extent specifically provided in Article X hereof; otherwise this Indenture shall remain in full force and effect.

      THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said property, rights and interests, including, without limitation, amounts payable under the Agreement and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as herein expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant with the Trustee, and with the respective Owners of the Bonds as following:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

      Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Article I and in the recitals and succeeding Articles of this Indenture shall, for all purposes of this Indenture and of any indenture supplemental hereto, have the meanings herein specified, such definitions to be equally applicable to both the singular and plural forms of any of the terms defined:

      "Act" means the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the North Carolina General Statutes, as amended from time to time.

      "Act of Bankruptcy" means the filing of a petition in bankruptcy (or the commencement of a bankruptcy or similar proceeding) by or against any person or entity under any applicable bankruptcy, insolvency, receivership, reorganization or similar law, now or hereafter in effect.

      "Affiliate" means any person or entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Issuer or Company.

      "Agreement" means the Loan Agreement between the Issuer and the Company, dated as of September 1, 1999, as such document may be amended and supplemented.

      "Authenticating Agent" means, with respect to Bonds in the Variable Rate Mode, the Tender Agent, and, with respect to Bonds in the Fixed Rate Mode, the Trustee.

      "Authorized Denomination" means: (i) $100,000 or any greater integral multiple of $5,000 in the case of Bonds in the Variable Rate Mode; or (ii) $5,000 or any integral multiple thereof in the case of Bonds in the Fixed Rate Mode.

      "Authorized Representative" means the person at the time designated to act on behalf of the Issuer by written certificate furnished to the Trustee, and signed on behalf of the Issuer by its Chairman or Vice Chairman.

      "Authorized Representative of the Company" shall mean such person or persons as may be designated to act on behalf of the Company by certificate signed by the secretary of the board of directors of the Company and filed with the Issuer and the Trustee.

      "Bank" means (i) the Initial Bank, (ii) any Replacement Bank, and (iii) any Substitute Bank.

      "Bank Bond" means any Bond purchased on a Mandatory Tender Date or Optional Tender Date, or upon the occurrence of an Event of Default if so directed by the Bank pursuant to Section 7.02 hereof, with funds drawn under the Letter of Credit, if such Bond is not concurrently remarketed, redeemed or retired.

      "Beneficial Owner" means the person for which a Participant in a Depository acquires an Interest in the Bonds.

      "Bond Fund" means the Bond Fund created under Section 6.01 of this Indenture.

      "Bond Purchase Agreement" means the Bond Purchase Agreement dated September 17, 1999 by and between the Issuer, the Company and the Underwriter.

      "Bond Resolution" means the resolution adopted by the Issuer on September 15, 1999, authorizing the issuance of the Bonds in accordance with the terms of this Indenture.

      "Bonds" shall have the meaning specified in the second recital hereto.

      "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions in Minnesota, or the city in which the principal office of the Trustee is located, are authorized or required by law to close, or on which the New York Stock Exchange is closed.

      "Calendar Week" means the period of seven days from and including Thursday to and including the following Wednesday.

      "Cede & Co." means Cede & Co. or Cede & Co.'s successor as nominee of
DTC.

      "Certificate" means a certification in writing required or permitted by the provisions of this Indenture, signed and delivered to the Trustee or other proper person or persons. If and to the extent required by the provisions of
Section 1.02 hereof, each Certificate shall include the statements provided for in said Section 1.02.

      "Certified Resolution" means a cop), of a resolution of the Issuer, certified to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

      "Cessation of Operation" shall have the meaning given such term in the Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company'" shall mean Crescent Sleep Products Company, a Delaware corporation, its successors and assigns, and any surviving, resulting or transferee entity as provided by the Agreement.

      "Conversion Date" means the date on which Bonds are converted to the Fixed Rate Mode.

      "County" means Guilford County, North Carolina, a political subdivision of the State of North Carolina.

      "Daily Rate" means the Variable Rate on the Bonds established pursuant to
Section 2.02(a) hereof.

      "Daily Rate Period" means any period during which the Bonds bear interest at the Daily Rate.

      "DTC" shall mean The Depository Trust Company, located in New York, New York, a limited purpose trust company organized under the laws of the State of New York.

      "Default" means default by the Issuer in the performance or observance of any of the covenants, agreements, or conditions on its part contained in this Indenture, exclusive of any notice or period of grace required for a default to constitute an "Event of Default" as described in Section 7.01 of this Indenture.

      "Delivery Service" means a carrier or delivery service which guarantees delivery of documents to the city of destination on the Business Day immediately following the Business Day on which such documents are sent.

      "Depository" means any securities depository that is a clearing agency under federal law, operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in the Bonds, and to effect transfers of book entry, interests in the Bonds in book entry form, and includes and means initially DTC.

      "Determination of Taxability" means the issuance of a statutory notice of any District Office of the Internal Revenue Service, or a final decision of a court of competent jurisdiction, which holds in effect, or an opinion of nationally recognized bond counsel stating, that, by reason of a breach by the Company of any agreement, covenant or representation in the Agreement, the interest payable on the Bonds is includible for federal income tax purposes in the gross income of an Owner of the Bonds, after the period, if any, for contest or appeal of such action, ruling or decision by the Company and any Owner has expired without any such contest or appeal having been properly instituted by the Company or the Owner; provided that no Determination of Taxability shall arise from the interest on the Bonds being included (1) In income for purposes of calculating alternative minimum taxable income of any corporation pursuant to Section 55 of the Code; (2) in earnings and profits of branches of foreign corporations for purposes of calculating the "branch profits tax"; (3) within gross income to certain recipients of social security benefits; or (4) as passive investment income to certain subchapter S corporations which have subchapter C earnings and profits.

      "Discharge Expenses" means expenses not to exceed $9,000 payable to the Trustee upon discharge hereunder.

      "Eligible Funds" shall mean (a) proceeds of the Bonds and the proceeds from the investment or remarketing thereof to a person other than the Issuer, the Company, any guarantor of the Company, or any Affiliate of any of the foregoing, (b) any amounts which have been on deposit with the Trustee for a period of at least ninety-one (91) days during which time no Act of Bankruptcy has occurred with respect to the person or entity making such deposit, or in the event of a deposit of funds, directly or indirectly, by an Affiliate, such funds have been on deposit with the Trustee for a period of at least 367 days during which time no Act of bankruptcy has occurred with respect to such Affiliate, the Issuer or the Company; (c) monies (exclusive of funds drawn under the Letter of Credit) with respect to which the Trustee receives a written opinion of nationally-recognized counsel experienced in bankruptcy matters to the effect that payment of such monies to the Owners of the Bonds would not constitute a voidable preference under
Section 544 or 547 of the Bankruptcy Code and would not be recoverable under
Section 550 of the Bankruptcy Code in the event the Company, the Issuer or an Affiliate was to become a debtor under the Bankruptcy Code; or (d) monies derived from the Letter of Credit. In determining whether at the time of deposit of any funds and for the specified period thereafter as described in this definition, any petition or similar act was on file or was filed, the Trustee shall receive and may rely on a written certificate of an Authorized Representative of the Company stating that no such petition was on file or was filed with respect to the Company, and a written certificate of an Authorized Representative of the Issuer stating that no such petition was on file or was filed with respect to the Issuer, provided that if the Company or the Issuer, as applicable, shall not provide such a certification, the Trustee shall act as if the funds with respect to which such certification was not made are not Eligible Funds.

      "Event of Default" means an Event of Default described in Section 7.01 of this Indenture which has not been cured.

      "Federal Funds Rate" means, with respect to any day, the rate of interest published by the Federal Reserve Bank of New York as being the average overnight federal funds rate for such day; provided, however, that the Federal Funds Rate for any day which is not a Business Day shall be equal to the Federal Funds Rate in effect on the immediately preceding Business Day.

      "Financial Newspaper" or "Financial Journal" means any newspaper or journal devoted to financial news circulated in the English language in Minneapolis and in St. Paul, Minnesota.

      "Fixed Rate" means the interest rate on any Bond in effect after the Conversion Date, as said rate is determined in accordance with Section 2.03 hereof.

      "Fixed Rate Interest Payment Date" means the first March 1 or September 1 which is at least three (3) months after the Conversion Date and each March 1 and September 1 thereafter.

      "Fixed Rate Mandatory Tender Date" means any mandatory tender date selected by the Company, for Bonds in the Fixed Rate Mode.

      "Fixed Rate Mode" means the aggregate of the characteristics which apply to Bonds which have been converted to bear interest at the Fixed Rate.

      "Government Obligations" means direct obligations of, or obligations the principal of and the interest on which are fully and unconditionally guaranteed by, the United States of America.

      "Immediate Notice" means notice delivered on the day of occurrence of the event being reported by telephone, telex or telecopier to such address, or telephone number, as the case may be, as the addressee shall have directed in writing, and if notice is delivered by telephone or telex, promptly followed by written notice by Delivery Service or by first class mail, postage prepaid.

      "Indenture" means this Trust Indenture between the Issuer and the Trustee, dated as of September 1, 1999, and any amendments or supplements hereto.

      "Independent Counsel" means an attorney duly admitted to practice law before the highest court of any state and who is not a full-time employee or officer of the Issuer or the Company.

      "Initial Bank" means U.S. Bank National Association, a national banking association, in its capacity as provider of the Initial Letter of Credit.

      "Initial Letter of Credit" means the Irrevocable Letter of Credit No. SLCMMSP00711 issued by the Initial Bank to secure the Bonds.

      "Interest Payment Date" means (i) with respect to Bonds in the Variable Rate Mode, the first day of each month, commencing October 1, 1999; (ii) each Mandatory Tender Date; and (iii) after the Conversion Date, each Fixed Rate Interest Payment Date. With respect to any of the above, if any date so specified is not a Business Day, the interest shall be paid on the immediately following Business Day with the same effect as if paid on the stated Interest Payment Date.

      "Interest Rate Determination Method'" means any of the methods of determining the Variable Rate on the Bonds described in Section 2.02 hereof.

      "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986 and all rules and regulations promulgated thereunder, as amended from time to time.

      "Investment Grade Rating" means a rating assigned to the Bonds within the top four (4) rating categories of Moody's or S&P or a comparable rating from another nationally recognized rating agency.

      "Issuer" means The Guilford County Industrial Facilities and Pollution Control Financing Authority, a political subdivision of the State of North Carolina and its successors and assigns.

      "Letter of Credit" means (i) the Initial Letter of Credit; (ii) any Replacement Letter of Credit; and (iii) any Substitute Letter of Credit.

      "Letter of Credit Custodial Agreement" means the Letter of Credit Custodial Agreement of even date herewith among the Trustee, the Letter of Credit Custodian and the Company.

      "Letter of Credit Custodian" means Bank One Colorado, N.A., Denver, Colorado, a national banking association, or any successor entity unrelated to the Bank under the Letter of Credit Custodial Agreement.

      "Letter of Credit Period" means any period prior to the time the Bonds bear a Fixed Rate to their maturity.

      "Letter of Credit Termination Date" means the stated expiration date of a Letter of Credit, including any extensions thereof, or such earlier date as a Letter of Credit terminates according to the terms thereof.

      "LGC" means the Local Government Commission of North Carolina, a division of the North Carolina Department of State Treasurer, and any successor or successors thereto.

      "Mandatory Tender Date" means (i) any Proposed Conversion Date; (ii) any Letter of Credit Termination Date; (iii) any Fixed Rate Mandatory Tender Date;
(iv) the proposed effective date of a change in the Interest Rate Determination Method; as provided in Section 2.04(a) hereof; and (v) the date established for mandatory purchase of the Bonds by the Bank under Section 7.02 hereof.

      "Maximum Rate" means the lesser of (i) the interest rate used to determine the interest coverage provided by the Letter of Credit, or (ii) 11.00% per annum.

      "Monthly Rate" means the Variable Rate on the Bonds established pursuant to Section 2.02(c).

      "Monthly Rate Period" means any period during which the Bonds bear interest at the Monthly Rate.

      "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Bank, by notice to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel (who need not be independent Counsel unless so specified) appointed by the Company and acceptable to the Trustee and Bank or appointed by the Trustee and Bank. If and to the extent required by the provisions of Section 1.02 hereof, each Opinion of Counsel shall include the statements provided for in said Section 1.02.

      "Optional Tender Date" means (i) during any Daily Rate Period or Weekly Rate Period, each Business Day, and (ii) during any Monthly Rate Period, each Interest Payment Date or, if such day is not a Business Day, the next succeeding Business Day.

      "Outstanding"' when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 9.03 of this Indenture pertaining to Bonds held by the Company) all Bonds theretofore authenticated and delivered by the Trustee under the Indenture except: (i) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation; (ii) Bonds for the payment or redemption of which funds or direct obligations of or obligations fully guaranteed by the United States of America in the necessary amount shall have theretofore been deposited with the Trustee by the Issuer, provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given pursuant to Article III of this Indenture, or provision satisfactory to the Trustee shall have been made for the giving of such notice; and (iii) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the terms of Section 2. 10 of this Indenture pertaining to replacement of Bonds.

      "Owner" means the person or persons in whose name a Bond is registered.

      "Participants" means those broker-dealers, banks and other financial institutions from time to time for which the Depository holds Bonds as securities depository and for whom the Depository effects book entry transfers and pledges of securities deposited with the Depository.

      "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond, and for purposes of this definition, any Bond authenticated and delivered under Section 2.10 hereof in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

      "Principal Payment Date" means the stated maturity of principal of any Bonds.

      "Project" shall have the meaning specified in the Agreement.

      "Project Costs" shall have the meaning specified in the Agreement.

      "Project Fund" shall mean the Project Fund created under Section 6.02 of this Indenture.

      "Proposed Conversion Date" means the Business Day stated in the written notice of conversion given by the Company to the Trustee in which the Company elects to convert Bonds to a Fixed Rate.

      "Purchase Fund" means the Purchase Fund created in Section 4.05 of this Indenture.

      "Purchase Price" means the price at which Bonds are to be purchased which shall, in each case, be all amount equal to 100% of the outstanding principal amount of the Bonds plus, for any purchase on an Optional Tender Date that is not an Interest Payment Date, interest accrued but not paid thereon to but not on or after such tender date.

      "Qualified Investments" means investments authorized and described in
Section 6.04 hereof.

      "Record Date" means (i) with respect to Bonds in the Variable Rate Mode, the Business Day preceding the Interest Payment Date, Redemption Date, or maturity date; and (ii) with respect to Bonds in the Fixed Rate Mode, the fifteenth day (whether or not a Business Day) of the calendar month next preceding an Interest Payment Date, Redemption Date, or maturity date.

      "Receipt Mail" means return-receipt-registered mail, certified mail, express mail, Delivery Service or any other reliable system of delivery, provided that such system provides the sender with written confirmation of receipt by the recipient.

      "Redeem" or "redemption" means, with respect to a Bond registered as to principal, "prepay" or "prepayment" as the case may be.

      "Redemption Date" means the date fixed for redemption of a Bond pursuant to this Indenture.

      "Reference Rate" means the interest rate from time to time publicly announced by the Bank as its "reference" or "base" rate of interest.

      "Register" means the registration books of the Issuer kept, with respect to all Bonds which are in the Variable Rate Mode, by the Tender Agent as agent for the Issuer and, with respect to Bonds in the Fixed Rate Mode, kept by the Trustee as agent for the Issuer to evidence the registration and transfer of Bonds.

      "Registrar" means the keeper of the Register, which with respect to all Bonds which are in the Variable Rate Mode, shall be the Tender Agent and which, with respect to Bonds in the Fixed Rate Mode, shall be the Trustee.

      "Reimbursement Agreement" means any reimbursement agreement or similar instrument between the Company and the Bank, pursuant to which the Company agrees to reimburse the Bank for draws on its Letter of Credit, as such instrument may be amended, supplemented, renewed or substituted from time to time.

      "Remarketing Agent" means any member firm of the National Association of Securities Dealers or any national bank designated in writing by the Company to the Trustee, the Tender Agent and the Bank, provided that, initially, the Remarketing Agent shall be U.S. Bancorp Piper Jaffray Inc., as provided in the Remarketing Agreement.

      "Remarketing Agreement" means the Remarketing Agreement dated as of September 1, 1999 between the Remarketing Agent and the Company, as amended, supplemented or substituted from time to time.

      "Replacement Bank" means a commercial bank, savings and loan association, insurance company, or other financial institution which has issued a Replacement Letter of Credit, which must be the same financial institution that issued the most recently expiring Letter of Credit.

      "Replacement Letter of Credit" means a letter of credit delivered to the Trustee to replace an expiring Letter of Credit, and which letter of credit shall meet the requirements of Section 13.01(b) hereof.

      "Responsible Officer" means and includes the chairman of the board of directors, the president, every vice president, every assistant vice president, every corporate trust officer, and every officer and assistant officer, other than those specifically above mentioned, to whom any corporate trust matter is referred because of the knowledge of, and familiarity with, a particular subject of such officer or assistant officer.

      "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, S&P shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, with the consent of the Bank, by notice to the Trustee.

      "Special Record Date" for the payment of any Defaulted Interest (as defined in Section 2.08 hereof) on fully registered Bonds means a date fixed by the Registrar pursuant to Section 2.08 hereof.

      "Stated Expiration Date" means the stated expiration date of a Letter of Credit, without regard to any extensions thereof.

      "Substitute Bank" means a commercial bank, savings and loan association, insurance company, or other financial institution which has issued a Substitute Letter of Credit.

      "Substitute Letter of Credit" means a letter of credit (other than a Replacement Letter of Credit) delivered to the Trustee in accordance with
Section 13.03 hereof and meeting the requirements of Section 13.01 (b) and
Section 13.03 hereof.

      "Tender Agent" means any entity which shall be named to provide the services assigned to the Tender Agent in this Indenture. The Trustee shall serve as the initial Tender Agent for the Bonds in the Variable Rate Mode pursuant to the terms of Section 8.21 hereof, and shall serve as the Tender Agent when the Bonds are in the Fixed Rate Mode.

      "Tender Notice" shall have the meaning assigned in Section 2.02(d) hereof.

      "Trustee" means the trustee at the time serving as such under this Indenture. To the extent provided in Section 8.18, the term "Trustee" includes or refers to the Co-Trustee.

      "Trust Estate" means the revenues, monies, investments, contract rights, general intangibles, and instruments and proceeds, products and accessions thereof as set forth in the Granting Clauses of this Indenture, and such other collateral, security and guarantees as shall from time to time be pledged to the Trustee by the Issuer as security for its obligations under the Bonds.

      "Underwriter" means U.S. Bancorp Piper Jaffray Inc.

      "Variable Rate" means that annual rate of interest, expressed as a percentage and rounded to the nearest one-hundredth of one percent, which, in the judgment of the Remarketing Agent (having due regard to the prevailing market conditions), is the lowest rate which would enable the Bonds in the Variable Rate Mode to be sold at 100% of the outstanding principal amount thereof on the next Business Day, not exceeding the Maximum Rate; the Variable Rate at any given point in time will be determined in accordance with Section
2.02 hereof and will be either the Daily Rate, the Weekly Rate or the Monthly Rate.

      "Variable Rate Mode" means the aggregate of the characteristics which apply to Bonds which bear interest at the Variable Rate.

      "Weekly Rate" means the Variable Rate on the Bonds established pursuant to Section 2.02(b).

      "Weekly Rate Period" means any period during which the Bonds bear interest at the Weekly Rate.

      Section 1.02. Characteristics of Certificate or Opinion. Every Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that the person or persons making such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based; (iii) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

      Any such Certificate made or given by an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his Certificate may be based as aforesaid is erroneous, or, in the exercise of reasonable care, should have known that the same was erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the Certificate of an officer or officers of the Company, unless such counsel knows that the Certificate with respect to the matters upon which his opinion may be based as aforesaid is erroneous, or, in the exercise of reasonable care, should have known that the same was erroneous.

      Section 1.03. Additional Provisions as to Interpretation. All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or subdivision hereof.

      This Indenture is governed by and shall be construed in accordance with the laws of the State of North Carolina.

      Any capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

                                  ARTICLE II

                   FORM, EXECUTION AND REGISTRATION OF BONDS

      Section 2.01. Form, Maturities and Numeration of Bonds.

      (a) Bonds in the Variable Rate Mode shall be in substantially the form set forth in Exhibit A hereto, Bonds in the Fixed Rate Mode shall be in substantially the same form, with appropriate variations, omissions and insertions as permitted or required by this Indenture. The Bonds shall be issued only in Authorized Denominations. The Bonds shall be initially numbered R-1 upwards in order of issuance or such other order as the Trustee may determine. The Bonds originally issued, and not in exchange for Predecessor Bonds, shall be dated as of September 17, 1999. Bonds issued in exchange for Predecessor Bonds shall be dated the date of their authentication and delivery.

      (b) With respect to Bonds in the Variable Rate Mode, interest on the Bonds shall be calculated on the basis of actual days elapsed and a year of 365 or 366 days, as appropriate. With respect to Bonds in the Fixed Rate Mode, interest on the Bonds shall be calculated on the basis of a year of 360 days and twelve 30-day months.

      (c) Each Bond will initially bear interest at the Weekly Rate which will initially be the rate of three and sixty-five one hundredths percent (3.65%) per annum, through and including September 21, 1999, from and after which the Bonds will continue to bear interest at the Weekly Rate as in effect from time to time, unless converted to bear interest at a Daily Rate, Monthly Rate or Fixed Rate as provided herein. Conversion from one interest rate to another is subject to the terms and conditions provided in Section 2.04 of this Indenture.

      (d) If for any reason the Variable Rate for any period is not established by the Remarketing Agent, no Remarketing Agent shall be serving as such hereunder, or the established rate is held to be invalid or unenforceable with respect to any period, then the Variable Rate for such period shall be the Variable Rate which was in effect on the date such Variable Rate was last determined in accordance with Section 2.02.

      (e) The principal of, premium, if any, and interest on the Bonds shall be payable in any currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. The interest to be paid on each Interest Payment Date shall be the amount of interest due on the Bonds from the last Interest Payment Date to, but not including, the current Interest Payment Date. Interest on the Bonds, except interest due on a Mandatory Tender Date, an Optional Tender Date that is an Interest Payment Date, or on the maturity date, shall be paid on each Interest Payment Date:

             (i) by check or draft of the Tender Agent with respect to Bonds in the Variable Rate Mode, or by check or draft of the Trustee with respect to Bonds in the Fixed Rate Mode, in each case mailed to such registered owner at such owner's address as it appears on the Register or at such other address as is furnished to the Tender Agent or the Trustee in writing by such owner; or

             (ii) with respect to Bonds in the Variable Rate Mode, by wire transfer to registered owners of at least $1,000,000 in aggregate principal amount of Bonds, upon such prior notice from the registered owner as may be satisfactory to the Tender Agent.

Interest payable with respect to Bonds in the Variable Rate Mode on an Optional Tender Date that is an interest Payment Date, a Mandatory Tender Date, or their maturity date, shall be paid only upon presentation of the Bond to the Tender Agent, Interest payable with respect to Bonds in the Fixed Rate Mode on their maturity date or a Mandatory Tender Date shall be paid only upon presentation of the Bond to the Trustee.

      (f) With respect to Bonds in the Variable Rate Mode, the principal of and Purchase Price of the Bonds are payable at the principal corporate trust office of the Tender Agent. With respect to Bonds in the Fixed Rate Mode, the principal of and premium, if any, on the Bonds and any Purchase Price of the Bonds are payable at the principal corporate trust office of the Trustee.

      (g) Notwithstanding the foregoing, for as long as DTC or its nominee, Cede & Co., is the Owner, payment of principal and interest will be made directly to such Owner. Disbursal of such payments to the DTC Participants is the responsibility of DTC; disbursal of such payment to the Beneficial Owners is the responsibility of the DTC Participants.

      (h) The Bonds shall be issued in the aggregate principal amount of Five Million Nine Hundred Thousand Dollars ($5,900,000), and shall mature on September 1, 2019; provided, that the Bonds shall be subject to optional and mandatory redemption as provided in Article III hereof. The Bonds shall bear interest as provided in Sections 2.02 or 2.03 hereof.

      Section 2.02. Variable Rate, Optional Tenders.

      (a) During any Daily Rate Period, the Bonds will bear interest at the Daily Rate. During any Daily Rate Period, the Daily Rate shall be determined by the Remarketing Agent by 9:30 a.m., New York City time, on each Business Day. The Daily Rate for any non-Business Day will be the rate for the last Business Day on which a Daily Rate was set.

      (b) During any Weekly Rate Period, the Bonds will bear interest at the Weekly Rate. During any Weekly Rate Period, the Remarketing Agent will set a Weekly Rate by 5:00 p.m., New York City time, on each Wednesday (or the immediately preceding Business Day if such Wednesday is not a Business Day) for the next ensuing Calendar Week, provided that the Weekly Rate for the first Calendar Week (or portion thereof) following a change in the Interest Rate Determination Method to a Weekly Rate shall be set by the Remarketing Agent on the Business Day immediately preceding the effective date thereof.

      (c) During any Monthly Rate Period the Bonds will bear interest at the Monthly Rate. In each Monthly Rate Period, the Remarketing Agent will set a Monthly Rate by 5:00 p.m., New York City time, on the day preceding the first day of each month (or the immediately preceding Business Day if such day is not a Business Day) for the next month, provided that the Monthly Rate for the first month (or portion thereof) following a change in the Interest Rate Determination Method to a Monthly Rate shall be set by the Remarketing Agent on the Business Day immediately preceding the effective date thereof

      (d) Bonds in the Variable Rate Mode shall, as provided in this paragraph, be purchased by the Tender Agent at the option of the Owner. Any Owner of a Bond which is in the Variable Rate Mode may exercise such option, and the Bonds shall be purchased by the Tender Agent, but solely from the sources of funds described in Section 4.04(a) of this Indenture. In order to exercise this option, the Owner shall deliver Immediate Notice (the "Tender Notice") thereof to the Tender Agent and the Remarketing Agent not later than
(i) 10:00 a.m., Minneapolis time, on the Business Day prior to the Optional Tender Date, during the Daily Rate Period, and (ii) 4:00 p.m., Minneapolis time, on a Business Day not less than seven calendar days prior to the Optional Tender Date, during the Weekly Rate Period or Monthly Rate Period. The Tender Notice must state:

             (i) the principal amount of Bonds which are to be purchased (which amount shall be at least $100,000 in principal amount and in an Authorized Denomination); and the portion retained, if any (which must be at least $100,000 in principal amount and in an Authorized Denomination):

             (ii)   the Optional Tender Date; and

             (iii) if less than all of the Owner's Bonds are to be purchased, the numbers of the Bonds to be purchased.

The delivery of the Tender Notice by an Owner of a Bond in the Variable Rate Mode shall be irrevocable and binding on such Owner and cannot be withdrawn.

      Promptly upon its receipt of any Tender Notice, the Tender Agent shall give Immediate Notice to the Trustee, the Bank and the Company of its receipt of such Tender Notice.

      The Owner of any Bond in the Variable Rate Mode who has delivered a Tender Notice must present such Bond to the Tender Agent to receive payment of the Purchase Price on the Optional Tender Date and the Owner must present such Bond to the Tender Agent by 11:00 a.m., Minneapolis time on the Optional Tender Date in order to receive payment on that date. Interest on such Bond will cease to accrue to such Owner on the Optional Tender Date.

      Section 2.03. Fixed Rate. With respect to Bonds in the Fixed Rate Mode, the Fixed Rate applicable to the Bonds shall be the rate or rates determined by the Remarketing Agent on a date not more than 35 days nor less than 10 days prior to the Proposed Conversion Date or Fixed Rate Mandatory Tender Date; provided that no such rate shall exceed the Maximum Rate and all Bonds of the same maturity shall bear the same rate. The Fixed Rate applicable to each Bond shall be the lowest rate which, in the judgment of the Remarketing Agent (having due regard to the prevailing market conditions), would be necessary to enable the Bonds of such maturity (or with such Fixed Rate Mandatory Tender
Date) to be sold at 100% of the principal amount thereof on the Proposed Conversion Date or Fixed Rate Mandatory Tender Date. Notwithstanding the foregoing, in the event all of the Bonds are not sold or remarketed on a Proposed Conversion Date, the interest rate on the

Bonds will not be converted to the Fixed Rate, and the Bonds will continue in the Variable Rate Mode, subject to the right of the Company subsequently to elect to convert the Bonds to a Fixed Rate or to so convert the Bonds upon the termination of the Letter of Credit, upon compliance with the terms of Section
2.04 of this Indenture.

      Bonds in the Fixed Rate Mode are subject to mandatory tender for purchase on the Fixed Rate Mandatory Tender Date. The Trustee shall give written notice of the Fixed Rate Mandatory Tender Date to the Owners of the Bonds at least 30 days prior to the Fixed Rate Mandatory Tender Date. The notice shall state that on the Fixed Rate Mandatory Tender Date the Bonds will be subject to mandatory tender and shall state:

             (1)    the Fixed Rate Mandatory Tender Date;

             (2) that the Purchase Price of the Bonds will be 100% of the principal amount thereof,

             (3) that the Bonds must be surrendered by 11:00 a.m. Minneapolis Time on the Fixed Rate Mandatory Tender Date to collect the Purchase Price on such date;

             (4)    the address at which the Bonds must be surrendered; and

             (5) that interest on the Bonds will cease to accrue to such Owner on the Fixed Rate Mandatory Tender Date, and the Owner will be entitled only to the Purchase Price and interest accrued to the Fixed Rate Mandatory Tender Date.

      Section 2.04. Conversions; Notices.

      (a) When the Bonds are in the Variable Rate Mode, the Company may from time to time request the Remarketing Agent to change the Interest Rate Determination Method from one Variable Rate to another by so requesting the Remarketing Agent by written notice or by telephone notice promptly confirmed by facsimile transmission or other writing with a copy (or by telephone, confirmed by facsimile transmission as aforesaid) to the Trustee, the Tender Agent, the Bank and the Issuer, received by the Remarketing Agent at least 35 days prior to the proposed effective date thereof. The effective date for a change from a Daily Rate to a Weekly Rate must be a Wednesday. The Company's notice must specify (i) the proposed effective date and (ii) the new Interest Rate Determination Method.

      Upon receipt of the notice from the Company as described above, together with a written consent of the Bank to the change in the Interest Rate Determination Method (which written consent of the Bank must be delivered to the Tender Agent as a condition precedent to the change in the Interest Rate Determination Method), the Tender Agent shall give written notice to the Owners of the Bonds at least 30 days prior to the Mandatory Tender Date.

The notice shall state that on the Mandatory Tender Date such Bonds will be subject to mandatory tender and shall state:

             (1)    the Mandatory Tender Date;

             (2) that the Purchase Price of the Bonds will be 100% of the principal amount thereof;

             (3) that the Bonds must be surrendered by 11:00 a.m. Minneapolis Time on the Mandatory Tender Date to collect the Purchase Price on such date;

             (4)    the address at which the Bonds must be surrendered; and

             (5) that interest on the Bonds will cease to accrue to such Owner on the Mandatory Tender Date, and the Owner will be entitled only to the Purchase Price and interest accrued to the Mandatory Tender Date.

From and after the Mandatory Tender Date as described in this Section 2.04(a), the Bonds shall bear interest calculated in accordance with the new Interest Rate Determination Method.

      (b) The Company may give written notice at any time to the Bank, the Tender Agent, the Letter of Credit Custodian, the Remarketing Agent, the Trustee and the Issuer that it intends to effect a conversion of the Bonds to a Fixed Rate on a Proposed Conversion Date as specified in such written notice, which Proposed Conversion Date shall be not less than 35 days from the date of such notice; provided however, that (i) in the event the Letter of Credit securing the Bonds prior to the Conversion Date is to continue to secure the Bonds after the Conversion Date or (ii) in the event the Bonds are to be secured by other than the Letter of Credit securing the Bonds prior to the Conversion Date and such notice of the Company is not accompanied by either cash sufficient to pay the Purchase Price of the Bonds on the Conversion Date or a Replacement Letter of Credit or Substitute Letter of Credit, then the Company must obtain the prior written consent of the Bank to the conversion of the Bonds to a Fixed Rate, which written consent of the Bank must be delivered to the Trustee as a condition precedent to conversion of the Bonds to a Fixed Rate. Such notice shall set the next Fixed Rate Mandatory Tender Date, which shall not be later than the Stated Expiration Date, or shall provide for a fixed rate to maturity. In the event of a fixed rate to maturity, there shall be no Letter of Credit in effect with respect to the Bonds after the Conversion Date, unless specifically allowed by the Opinions of Counsel described below in this paragraph. Together with such notice, the Company shall also file with the Trustee and Bank an Opinion of Counsel, which counsel shall be a nationally recognized municipal bond counsel, to the effect that the conversion of such Bonds to a Fixed Rate will not adversely affect the validity of the Bonds or the exclusion of the interest on the Bonds from federal gross income. The conversion of the Bonds to the Fixed Rate Mode under this Section 2.04(b) shall not become effective unless the Company shall, on the date such conversion is to occur, file with the Trustee and Bank an Opinion of Counsel, which counsel shall be a nationally recognized municipal bond counsel, dated as of such date, confirming the opinions which were delivered with the Company's notice.

      Upon receipt of the written notice of the Company stating its election to effect a conversion of Bonds to the Fixed Rate Mode and the Opinion of Counsel, the Tender Agent shall give written notice to the Owners of the Bonds at least 30 days prior to the Proposed Conversion

Date. The notice shall state that on the Proposed Conversion Date such Bonds will be subject to mandatory tender and shall state:

             (1)    the Proposed Conversion Date;

             (2) that the Purchase Price of the Bonds will be 100% of the principal amount thereof;

             (3) that the Bonds must be surrendered by 11:00 a.m. Minneapolis Time on the Proposed Conversion Date to collect the Purchase Price on such date;

             (4)    the address at which the Bonds must be surrendered; and

             (5) that interest on the Bonds will cease to accrue to such Owner on the Proposed Conversion Date; and the Owner will be entitled only to the Purchase Price and interest accrued to the Proposed Conversion Date.

      (c) If the Company fails to furnish the Tender Agent with a satisfactory extension of the Letter of Credit or a satisfactory Replacement Letter of Credit at least 35 days prior to any Letter of Credit Termination Date hereunder, all Bonds shall be subject to mandatory tender for purchase on the Letter of Credit Termination Date in accordance with Section 4.01(c).

      At least 30 days prior to the Letter of Credit Termination Date the Tender Agent or Trustee shall mail to the Owners a notice stating that on the Letter of Credit Termination Date such Bonds will be subject to mandatory tender. In addition, such notice shall state:

             (1)    the Letter of Credit Termination Date;

             (2) that the Purchase Price of the Bonds will be 100% of the principal amount thereof;

             (3) that the Bonds must be surrendered by 11:00 a.m. Minneapolis Time on the Letter of Credit Termination Date to collect the Purchase Price on such date;

             (4)    the address at which the Bonds must be surrendered; and

             (5) that interest on the Bonds will cease to accrue to such Owner on the Letter of Credit Termination Date, and the Owner will be entitled only to the Purchase Price and interest accrued to the Letter of Credit Termination Date.

      Notwithstanding any of the foregoing to the contrary, no conversion of the Bonds to the Fixed Rate Mode shall be effective without a Letter of Credit securing payment of principal, interest and premium, if any, on the Bonds, unless the Bonds are rated and the rating on the Bonds without a Letter of Credit is an investment Grade Rating.

      Section 2.05. Execution of Bonds. The Bonds shall be signed in the name of the Issuer by the manual or facsimile signatures of the Chairman or Vice-Chairman of the Issuer and said signatures shall be authenticated by the Authenticating Agent, and shall have the official seal of the Issuer or a facsimile thereof imprinted thereon. In the event that any of the officers who shall have signed any of the Bonds shall cease to be officers of the Issuer before the Bonds shall have been authenticated or delivered by the Trustee, or issued by the Issuer, such Bonds may, nevertheless, be authenticated, delivered and issued, and upon such authentication, delivery and issue, shall be binding upon the Issuer as though those officers who signed the same had continued to be such officers of the Issuer; and, also, any Bond may be signed on behalf of the Issuer by such person who, at the actual date of execution of such Bond, shall be the proper officer of the Issuer, although at the date of such Bond such person shall not have been such an officer of the Issuer. Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver the Bonds to the Trustee for authentication.

      Section 2.06. Authentication of Bonds. No Bond shall be valid or obligatory for any purpose or shall be entitled to any right or benefit hereunder or under the Letter of Credit unless a Responsible Officer of the Authenticating Agent shall manually endorse and execute on such Bond a certificate of authentication substantially in the form of the certificate set forth in Exhibit A hereto. Such certificate upon any Bond executed on behalf of the Issuer shall be conclusive evidence that the Bond so authenticated has been duly issued under this Indenture and that the Owner thereof is entitled to the benefits of this Indenture and the Letter of Credit.

      No Bonds shall be authenticated by the Authenticating Agent except in accordance with this Article.

      Section 2.07. Registration, Transfers and Exchange. As long as any of the Bonds issued hereunder shall remain outstanding, the Issuer shall maintain and keep the offices of the Registrar an office or agency for the payment of the principal of and interest on such Bonds, as in this Indenture provided, and for the registration and transfer of such Bonds, and shall also keep at said offices of the Registrar books for such registration and transfer. The Issuer does hereby appoint the Registrar, and its successor from time to time, as its agent to maintain said office and agency.

      Upon surrender for transfer of any fully registered Bond at the office of the Registrar with a written instrument of transfer satisfactory to the Registrar, duly executed by the Owner or his duly authorized attorney, and upon payment of any tax, fee or other governmental charge required to be paid with respect to such transfer, the Issuer shall execute and the Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more fully registered Bonds of the same series, of any Authorized Denominations and of a like aggregate principal amount, interest rate and maturity.

      All Bonds, upon surrender thereof at the office of the Registrar may, at the option of the Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity and interest rate of any Authorized Denominations.

      In all cases in which the privilege of exchanging Bonds or transferring fully registered Bonds is exercised, the Issuer shall execute and the Registrar shall deliver Bonds in accordance with the provisions of this Indenture. For every such exchange or transfer of Bonds, whether temporary or definitive, the Issuer or the Registrar may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, which sum or sums shall be paid by the person requesting such exchange or transfer as a condition precedent to the exercise of the privilege of making such exchange or transfer. Notwithstanding any other provision of this Indenture, the cost of preparing each new Bond upon each exchange or transfer, and any other expenses of the Issuer or the Registrar incurred in connection therewith (except applicable tax, fee or other governmental charge) shall be paid by the Company. At any time the Bonds are in the Fixed Rate Mode, the Issuer and the Registrar shall not be obligated to make any such exchange or transfer of Bonds during the fifteen (15) days next preceding the date of the first publication or the mailing (if there is no publication) of notice of redemption in the case of a proposed redemption of Bonds, nor shall the Issuer and Registrar be required to make any transfer or exchange of any Bonds called for redemption.

      Section 2.08. Payment of Interest On Bonds, Interest Rights Preserved. Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest.

      Any interest on any Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Owner on the relevant Record Date solely by virtue of such Owner having been such Owner; and such Defaulted Interest may be paid by the Issuer, at the election of the Company in each case, as provided in Subsection A or B below:

             A. The Issuer, at the election of the Company, may make payment of any Defaulted Interest on the Bonds to the persons in whose names such Bonds (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Registrar in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment (which date shall be such as will enable the Registrar to comply with the next sentence hereof), and at the same time the Company shall deposit with the Registrar an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Registrar for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection provided and not to be deemed part of the Trust Estate. Thereupon the Registrar shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Registrar of the notice of the proposed payment. The Registrar shall promptly notify the Company of such Special Record Date and, in the name of the Issuer and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record

      Date therefor to be mailed, first class postage prepaid, to each Owner of a Bond of such series at his address as it appears in the registration books not less than 10 days prior to such Special Record Date. The Registrar may, in its discretion in the name of the Issuer and at the expense of the Company, cause a similar notice to be published at least once in a Financial Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall not longer be payable pursuant to the following Subsection B.

             B. The Issuer, at the election of the Company, may make payment of any Defaulted Interest on the Bonds in any other lawful manner, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this Subsection, such manner of payment shall be deemed practicable by the Registrar.

      Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond and each such Bond shall bear interest from such date that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

      Section 2.09. Ownership of Bonds. The Issuer, the Company, the Trustee and the Tender Agent and their respective successors, each in its discretion, may deem and treat the person in whose name any Bond shall for the time being be registered as the absolute owner thereof for all purposes, and neither the Issuer, the Company, the Trustee nor the Tender Agent nor their respective successors shall be affected by any notice to the contrary. Payment of or on account of the principal of and interest on any such Bond shall be made only to or upon the order of the Owner thereof, but such registration may be changed as above provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

      Section 2.10. Reissuance of Mutilated, Destroyed, Stolen or Lost Bonds. In case any outstanding Bond shall become mutilated or be destroyed, stolen or lost, the Authenticating Agent shall authenticate and deliver a new Bond of like series, tenor, number and amount as the Bond so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon the Owner's surrender of such mutilated Bond, or in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee evidence satisfactory to the Issuer and the Trustee that such Bond has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Issuer and the Trustee with indemnity satisfactory to them and complying with such other reasonable regulations as the Trustee may prescribe and paying such reasonable expenses as the Issuer and the Trustee may incur in connection therewith. In the event any such Bond shall have matured, instead of issuing a new Bond, the Issuer may pay the same without surrender thereof.

      Section 2.11. Conditions for Authentication of Bonds. The Trustee shall not authenticate and deliver the Bonds to be delivered pursuant to this Indenture unless theretofore or simultaneously therewith there shall have been delivered to the Trustee the following:

      (a) A certified copy of the Bond Resolution authorizing the issuance of the Bonds;

      (b) Executed counterparts of this Indenture, the Agreement, the Remarketing Agreement and the Bond Purchase Agreement;

      (c)    The original of the Initial Letter of Credit;

      (d) The manually signed approving opinion of Hunton & Williams, Raleigh, North Carolina, as bond counsel, concerning the validity, legality and tax exemption of the Bonds; and

      (e) Such further certifications, documents and Opinions of Counsel as the Trustee, the Bank, the Issuer or bond counsel may require.

      Section 2.12. Book-entry Provisions. The Bonds shall originally be issued solely in book-entry form to a Depository to be held in a book-entry system in which event: (i) the Bonds shall be registered in the name of the Depository or its nominee, as Owner, and immobilized in the custody of the Depositor; (ii) there shall, unless otherwise requested by the Depository, be a single Bond certificate representing the aggregate principal amount of the Bonds; and (iii) the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository without further action by the Issuer as set forth in the third succeeding paragraph of this Section.

      While the Bonds are held in book-entry form, (i) the principal and Purchase Price of and any premium on any Bond shall be payable when due in next day or federal funds by check or wire transfer delivered or transmitted to the Depository or its authorized representative, and (ii) interest on any Bond shall be paid on each Interest Payment Date in next day or federal funds by check or wire transfer delivered or transmitted to the Depository or its authorized representative. Upon a partial payment of a Bond which results in the stated amount thereof being reduced, the Owner may, in its discretion, make notation on a register of partial payments maintained by the Owner with respect to the Bond of such payment, stating the amount so paid, but such notation, if made by the Owner, shall be for reference only and may not be relied upon by any person as being in any way determinative of the principal amount of the Bond Outstanding.

      Anything herein to the contrary notwithstanding, in the case of any Bonds registered in the name of the Depository or its nominee, the Trustee, the Tender Agent and the Remarketing Agent shall comply with the applicable operational arrangements of the Depository. Specifically, the Trustee shall make payments on the Bonds and will provide notices of redemption to the Depository in the manner and at the times set forth in such operational arrangements and shall regard the Depository as the Owner of such Bonds for all purposes hereunder, except for the purposes of giving any consent requested of Owners of Bonds pursuant to this Indenture and receiving or giving any notices related to the tender rights of the Owners of the Bonds, the giving and receiving of which consents and notices related to tender rights shall be governed by the last paragraph of this Section 2.12.

      If any Depository determines not to continue to act as a Depository for the Bonds held in a book-entry system, the Issuer may attempt to have established a securities depository/book-entry system relationship with another Depository under this Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification of the owners of book-entry interests by appropriate notice to the then Depository, shall permit withdrawal of the Bonds from the Depository and shall authenticate and deliver Bond certificates in fully registered form to the assignees of the Depository or its nominee. If the event is not the result of Issuer action or inaction, such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing or otherwise preparing, and delivering, such replacement Bonds), of those persons requesting that authentication and delivery. Such replacement Bonds shall be in Authorized Denominations.

      While the Bonds are registered in the name of a Depository or the nominee of a Depository, the Depository will mail an omnibus proxy to the Trustee. Pursuant to the omnibus proxy, the Depository will assign the rights of the Depository to consent to matters relating to the Bonds, and to receive or give notices related to the tender rights with respect to the Bonds, to those Participants having the Bonds credited to their accounts as of the record date for mailing of requests for consents or receiving or giving notices related to the tender rights. The Participants shall be identified in a list attached to the omnibus proxy. The Trustee shall then treat the Participants as the Owners of the Bonds for purposes of obtaining such consents and receiving or giving notices related to the tender rights.

                                  ARTICLE III

                              REDEMPTION OF BONDS

      Section 3.01. Optional Redemption.

      (a) All Bonds in the Variable Rate Mode may be redeemed, in whole or in part, on any Interest Payment Date, in each case by the Issuer at the option of the Company but only with prior written consent of Bank and at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued interest, if any, to the Redemption Date. In order to exercise its option to so redeem Bonds in the Variable Rate Mode, the Company shall deliver to the Trustee by facsimile transmission notice of its election to so redeem, accompanied by the written consent of the Bank to such redemption, at least thirty-five (35) days prior to the proposed Redemption Date.

      (b) All Bonds in the Fixed Rate Mode may be redeemed in whole or in part, on any date for which proper notice of redemption can be given, in each case by the Issuer at the option of the Company but only with prior written consent of Bank. The redemption price for any such redemption shall be the respective percentage of the principal amount of the Bonds or portions thereof so redeemed for the applicable Redemption Dates set forth in the applicable tables below, plus accrued interest to the Redemption Date.

             (i) If the next Fixed Rate Mandatory Tender Date, or, if none, the final maturity of the Bonds is three (3) years or less from the immediately preceding Mandatory Tender Date, the Bonds are subject to redemption on and after any date during the period commencing on the date which is one-half of the total number of days from the immediately preceding Mandatory Tender Date to the next Fixed Rate Mandatory Tender Date, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed.

             (ii) If the next Fixed Rate Mandatory Tender Date, or, if none, the final maturity of the Bonds is more than three (3) years but less than ten (10) years from the immediately preceding Mandatory Tender Date, the Bonds are subject to redemption after the third year of such period as follows:

             Redemption Dates                                       Redemption
                                                                      Prices
             -------------------------------------------------------------------
             During the fourth year of such period                     102%

             During the fifth year of such period                      101%

             During the sixth year of such period and                  100%
             thereafter


             (iii) If the next Fixed Rate Mandatory Tender Date, or, if none, the final maturity of the Bonds is ten (10) years or more from the immediately preceding Mandatory Tender Date, Bonds are subject to redemption after the sixth year of such period as follows:

             Redemption Dates                                           Redemption
                                                                          Prices
             ----------------------------------------------------------------------
             During the seventh year of such period                        103%

             During the eighth year of such period                         102%

             During the ninth year of such period                          101%

             During the tenth year of such period and                      100%
             thereafter


      In order to exercise its option to so redeem Bonds in the Fixed Rate Mode, the Company shall deliver to the Trustee notice of its election to so redeem at least thirty-five (35) days prior to the proposed Redemption Date, accompanied by the written consent of the Bank to such redemption.

      Section 3.02. Mandatory Redemption.

      (a) Determination of Taxability. Upon a Determination of Taxability, all Bonds shall be redeemed on the Interest Payment Date 60 days following such Determination of Taxability at a redemption price equal to 103% of the principal amount of the Bonds being redeemed plus accrued interest, if any, to the Redemption Date.

      (b) Cessation of Operation. Upon a Cessation of Operation, all Bonds shall be redeemed on the Interest Payment Date 60 days following such Cessation of Operation at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued interest, if any, to the Redemption Date.

      (c) Downgrade of Rating. During any period in which a Letter of Credit is not in effect, if the rating on the Bonds shall be downgraded below an Investment Grade Rating, all Bonds shall be redeemed on the Interest Payment Date 60 days following such downgrade at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued interest, if any, to the Redemption Date.

      (d) Sinking Fund Redemption. The Bonds are not subject to sinking fund redemption.

      Section 3.03. Extraordinary Redemption. The Bonds are subject to redemption, in whole or in part, at any time, by the Trustee at the direction of the Bank, or in the event the Bonds are not secured by a Letter of Credit, at the direction of the Company, from insurance proceeds or condemnation awards upon the damage or destruction or condemnation of the Project, if such amounts are not applied to the reconstruction of the Project. In the event of a partial redemption of the Bonds pursuant to this Section 3.03, the Bank, or in the event the Bonds are not secured by the Letter of Credit, the Company, shall direct which Bonds are to be redeemed.

      Section 3.04. Method of Selecting Bonds. In the event that less than all of the Outstanding Bonds are to be redeemed, the Trustee shall select the particular Bonds to be redeemed in any manner it deems fair; provided however, that upon a partial redemption of the Bonds pursuant to Section 3.03, the particular Bonds to be redeemed shall be selected as set forth in such Section 3.03.

      In case a Bond is of a denomination larger than the minimum denomination then permitted, a portion of such Bond may be redeemed provided that the amount redeemed and the amount remaining shall be an Authorized Denomination. If Bonds are in the Variable Rate Mode, the Trustee may appoint the Tender Agent as agent of the Trustee for the purpose of selecting such Bonds for redemption.

      Section 3.05. Notice of Redemption.

      (a) Except as hereinafter provided, a copy of the notice of the call for any such redemption identifying the Bonds to be redeemed shall be given by the Trustee with respect to Bonds in the Fixed Rate Mode or by the Tender Agent with respect to Bonds in the Variable Rate Mode, in each case by first class mail, postage prepaid, to the registered owners of Bonds to be redeemed at their addresses as shown on the Register and to the LGC, not less than 30 days prior to the Redemption Date.

      (b) Failure to give notice in the manner prescribed hereunder with respect to any Bond, or any defect in such notice, shall not affect the validity of the proceedings for redemption for any Bond with respect to which notice was properly given.

      (c) Each notice of redemption shall specify the date fixed for redemption, the principal amount of Bonds or portions thereof to be redeemed, the redemption price, the place or places of payment, that payment of the principal amount and premium, if any, will be made upon presentation and surrender to the Trustee or Tender Agent, as appropriate of the Bonds to be redeemed, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest on Bonds which have been redeemed will cease to accrue. If less than all the Outstanding Bonds are to be redeemed, the notice of redemption shall specify the numbers of the Bonds or portions thereof to be redeemed.

      (d) If any Bond is transferred or exchanged on the Register by the Registrar after notice has been given calling such Bond for redemption, the Trustee or the Registrar will attach a copy of such notice to the Bond issued in connection with such transfer.

      Section 3.06. Bonds Due and Payable on Redemption Date; Interest Ceases To Accrue. On the Redemption Date specified in the notice of redemption, funds sufficient to redeem the Bonds called for redemption at the appropriate redemption price shall be on deposit with the Trustee. On the Redemption Date the principal amount of each Bond to be redeemed, together with the accrued interest thereon to such date, shall become due and payable; and, from and after such date, the deposit having been made in accordance with the provisions of this Article III, then, notwithstanding that any Bonds called for redemption shall not have been surrendered, no further interest shall accrue on any of such Bonds. From and after such date of redemption (such deposit having been made) the Bonds to be redeemed shall not be deemed to be Outstanding hereunder nor will such Bonds be entitled to the benefits of the Letter of Credit, and neither the Issuer shall nor the Company be under any further liability in respect thereof.

      Section 3.07. Cancellation. All Bonds which have been redeemed, and all Bonds delivered by the Issuer for cancellation shall be canceled and destroyed by the Registrar and a certificate of destruction shall be delivered to the Issuer.

      Section 3.08. Partial Redemption of Bonds. Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Authenticating Agent shall authenticate and deliver to the Owner thereof, the cost of which shall be paid by the Company, a new Bond or Bonds of an Authorized Denomination of the same mode in an aggregate principal amount equal to the portion of the Bond not redeemed.

                                  ARTICLE IV

                              TENDER AND PURCHASE

      Section 4.01. Mandatory Tender of Bonds. The Bonds are subject to mandatory tender and shall be purchased by the Trustee or the Tender Agent from the sources and as provided in Section 4.04 of this Indenture on any Mandatory Tender Date as follows:

      (a) All Bonds are subject to mandatory tender and purchase on the effective date of a change in the Interest Rate Determination Method. Notice of such mandatory tender and purchase shall be given as provided in Section 2.04(a) hereof.

      (b) All Bonds are subject to mandatory tender and purchase on the Proposed Conversion Date. Notice of such mandatory tender and purchase shall be given as provided in Section 2.04(b) hereof.

      (c) All Bonds are subject to mandatory tender and purchase on the Letter of Credit Termination Date. Notice of such mandatory tender and purchase shall be given as provided in Section 2.04(c) hereof.

      (d) All Bonds which are in the Fixed Rate Mode are subject to mandatory tender and purchase on any Fixed Rate Mandatory Tender Date. Notice of such mandatory tender and purchase shall be given as provided in Section
2.03 of this Indenture.

The Bonds are also subject to mandatory tender and may be called for purchase by the Bank as provided in Section 7.02 hereof.

      Section 4.02. [Intentionally Omitted].

      Section 4.03. Trustee as Tender Agent. Whenever in this Indenture, certain rights or duties are conferred upon the Tender Agent, and no Tender Agent is appointed, such rights and duties shall be performed by the Trustee.

      Section 4.04. Tender and Purchase of Bonds.

      (a) Bonds for which a Tender Notice has been received and Bonds which are subject to mandatory tender shall be purchased from the Owners thereof on the Optional Tender Date or Mandatory Tender Date, as the case may be, at the Purchase Price which shall be payable solely from the following sources and in the order of priority listed:

      (1) proceeds of the remarketing or purchase of Bonds pursuant to the Remarketing Agreement, which proceeds shall in no event include amounts provided by the Company, any guarantor of the Company, the Issuer or any Affiliate of any of the foregoing; and

      (2)    amounts drawn under the Letter of Credit in accordance with
      Section 13.02(a)(iii).

      (b) At or prior to 12:00 Noon, Minneapolis time, one Business Day prior to each Optional Tender Date and each Mandatory Tender Date, the Remarketing Agent will give Immediate Notice to the Trustee and Tender Agent specifying the principal amount of Bonds, if any, which have been remarketed, the principal amount of Bonds which have not been remarketed, the amount of remarketing proceeds on hand and specifying, for any Optional Tender Date that is not an Interest Payment Date, the amount of interest accrued to the Optional Tender Date with respect to Bonds, if any, which have been remarketed, and Bonds which have not been remarketed. If all or a portion of the Bonds subject to purchase have not been remarketed, the Tender Agent shall give Immediate Notice thereof to the Bank, the Letter of Credit Custodian and the Company. The Letter of Credit Custodian shall, in accordance with Section 13.02 hereof, on the Business Day prior to such Optional Tender Date or Mandatory Tender Date, draw funds under the Letter of Credit in accordance with the terms of the Letter of Credit in an amount equal to the Purchase Price of the Bonds subject to purchase less proceeds of remarketing actually on deposit with the Remarketing Agent, as specified by the Remarketing Agent in its notice delivered in accordance with this subsection, and transfer such funds to the Tender Agent for deposit in the Purchase Fund as provided in Section 13.02(c).

      (c) The Remarketing Agent shall deliver to the Tender Agent, no later than 9:30 a.m. Minneapolis time, on each such Optional Tender Date or Mandatory Tender Date, in immediately available funds, an amount equal to the principal amount of Bonds set forth in the Remarketing Agent's notice as having been remarketed plus accrued interest thereon to, but not including, such date, if any.

      (d) If on the Business Day prior to any Optional Tender Date or Mandatory Tender Date, the Letter of Credit Custodian is required to draw funds under the Letter of Credit in order to provide for all or a portion of the Purchase Price, unless the Letter of Credit Custodian rescinds the drawing as set forth in Section 13.02(d), the Registrar shall on the Optional Tender Date or Mandatory Tender Date register in the name of the Bank or its nominee the Bonds that were not remarketed; provided, however, that no Bank Bond shall be released until the Bank delivers to the Registrar written notice that a corresponding amount of the Letter of Credit has been reinstated. Subject to the provisions of Section 13.05 hereof, the Registrar shall hold such Bank Bonds as agent for the Bank, unless the Bank shall provide alternate delivery instructions. Upon any reimbursement by the Company to the Bank for amounts which were drawn under the Letter of Credit to pay any portion of the Purchase Price, Bank Bonds in an amount corresponding to the amount of the reimbursement from the Company to the Bank shall be delivered to the Company.

      (e) The Tender Agent shall pay the Purchase Price for each Bond at or prior to 2:00 p.m. Minneapolis time, on the Optional Tender Date or Mandatory Tender Date only after receipt of such Bond prior to 11:00 a.m., Minneapolis time, on such date properly endorsed either in blank or to the Tender Agent. Payment of the Purchase Price of any Bond tendered for purchase shall be made in immediately available funds in such manner as such Owner and the Tender Agent shall agree.

      (f) Notwithstanding anything to the contrary contained herein, (i) on any Optional Tender Date all Bonds for which a Tender Notice has been received, and (ii) on a Mandatory Tender Date, all Bonds shall be deemed to have been tendered for purchase, regardless of whether such

Bond shall physically have been so tendered, and regardless of what appears on the records of the Depository.

      Section 4.05. Purchase Fund. The Purchase Fund shall be held by the Tender Agent, and upon receipt of the proceeds of a remarketing of Bonds, the Tender Agent shall deposit such money in the Remarketing Proceeds Account of the Purchase Fund for application to the Purchase Price of the Bonds. Upon receipt of monies from the Bank by the Trustee upon a draw by the Letter of Credit Custodian on the Letter of Credit to be used to purchase Bonds, and transfer of such funds to the Tender Agent, the Tender Agent shall deposit such money in the Letter of Credit Account of the Purchase Fund for application to the Purchase Price of the Bonds. To the extent funds remain in the Purchase Fund after the Tender Agent has paid (or has reserved sufficient amounts for payment to) the respective Owners the Purchase Price for all Bonds then subject to purchase, the Tender Agent shall immediately pay such proceeds to the Bank to the extent of any amount owing to the Bank.

      On any Optional Tender Date or Mandatory Tender Date, the Tender Agent shall transfer on the Register ownership of all of the Bonds tendered or required to be tendered to the name of the purchaser thereof, including without limitation, registration of Bank Bonds in the name of the Bank or its nominee. From and after such dates, interest on such Bonds shall be payable solely to such purchaser. Its transferees or the successors thereto.

      Amounts held by the Tender Agent to pay the Purchase Price of the Bonds shall be held uninvested or shall be invested in Government Obligations and which in either case may be liquidated at the original principal amount thereof on no more than one Business Day's prior notice. Amounts held to pay the Purchase Price for more than five (5) years shall be applied as provided under
Section 10.03 hereof

      Section 4.06. No Remarketing Under Certain Conditions. Notwithstanding anything to the contrary herein provided, the Bonds shall not be remarketed unless (i) a Letter of Credit providing for the payment of the principal of and interest on, and purchase price of, the Bonds will be in effect following the remarketing of such Bonds, or (ii) no such Letter of Credit will be in effect, but at the time of such remarketing, the Bonds are rated, such rating is satisfactory to the Remarketing Agent in its sole discretion, and such rating is an Investment Grade Rating.

                                   ARTICLE V

                       GENERAL COVENANTS AND PROVISIONS

      Section 5.01. Payment of Bonds. The Issuer shall promptly pay when due the principal of (whether at maturity, by acceleration or redemption or otherwise), premium, if any, and interest on the Bonds at the places, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof; provided, however, that such obligations are not general obligations of the Issuer but are limited obligations payable solely from the revenues and receipts derived pursuant to the Agreement, which revenues and receipts are hereby specifically pledged to such purposes in the manner and to the extent provided herein. The Bonds, the premium, if any, and the interest thereon shall not be deemed to constitute a pledge of the full faith and credit of the State of North Carolina or any political subdivision thereof, including the Issuer. Neither the State of North Carolina nor any political subdivision thereof, including the Issuer shall be obligated to pay the principal of, premium, if any, or interest on the Bonds and or other costs incident thereto except from the revenues and receipts pledged therefor, and neither the full faith and credit nor the taxing power of the State of North Carolina or any political subdivision thereof, including the Issuer, is pledged to the payment of the principal of, premium, if any, or interest on the Bonds or other costs incident thereto.

THE BONDS AND THE INTEREST THEREON AND REDEMPTION PREMIUM, IF ANY, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, NORTH CAROLINA. NEITHER THE STATE OF NORTH CAROLINA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, NORTH CAROLINA, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES ASSIGNED AND PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO, THE ISSUER HAS NO TAXING POWER.

      Section 5.02. Performance of Issuer's Covenants. The Issuer shall faithfully observe and perform all covenants, conditions and agreements on its part contained in this Indenture, in every Bond executed, authenticated and delivered hereunder and in all proceedings of its governing body pertaining thereto; provided, however, that the liability of the Issuer under any such covenant, condition or agreement for any breach or default by the Issuer thereof or thereunder shall be limited solely to the revenues and receipts derived from the Agreement. In entering into this Indenture, the Issuer has not obligated itself except with respect to the application of the revenues derived from the Agreement, the net proceeds of insurance or condemnation awards, the proceeds from the issuance and sale of the Bonds, or from the disposition of the property subject to the lien of any collateral document existing hereby upon default by the Company under the Agreement. It is specifically recognized that the obligations of the Issuer under this Indenture, to the extent involving any monetary cost, are to be performed only out of the above described revenues. Certain of the covenants of the Issuer hereunder will be assumed by the Company in the Agreement, and, while the Agreement remains in full force and effect, the obligations shall be the responsibility of the Company. However, such covenants are enforceable only to the extent of the revenues derived from the property subject to the lien of any collateral document or from the monies in the funds and accounts held by the Trustee pursuant to this Indenture. The rights and duties given under this Indenture to the Company shall be applicable only while the Agreement is in full force and effect. The Issuer represents that it is undertaking, pursuant to the Act, to issue, sell and deliver the Bonds authorized hereby and to execute this Indenture, to execute and assign the Agreement, to pledge the revenues and receipts thereunder in the manner and to the extent herein set forth; that all action on its part for the issuance, sale and delivery of the Bonds, the execution and delivery of this Indenture, and the execution and assignment of the Agreement has been duly and effectively taken; and that the Bonds, in the hands of the Owners thereof, are and will be valid and enforceable obligations of the Issuer according to the import thereof.

      Section 5.03. Rights under Agreement and Letter of Credit. The Trustee in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement, and the Letter of Credit Custodian may enforce all rights and obligations of the Company and the Bank under the Letter of Credit, in each case for and on behalf of the Owners, whether or not the Issuer is in default hereunder.

      Section 5.04. Reports of Trustee. The Trustee shall make periodic reports to the Issuer and the Company of all monies received and expended by it. The Trustee shall furnish to the Issuer, upon request of the Issuer, (a) a statement of the amount of principal of Bonds outstanding and unpaid and (b) such information as may be necessary to complete any audit of the Issuer.

                                  ARTICLE VI

                              REVENUES AND FUNDS

      Section 6.01. Bond Fund. The Issuer hereby establishes and shall maintain, so long as any of the Bonds are outstanding, with the Trustee a trust fund to be designated the Bond Fund into which the Issuer and Trustee shall deposit all payments made by the Issuer pursuant to Section 5.01 hereof for payment of the principal of, premium, if any, and interest on the Bonds, accrued interest, if any, received upon issuance of the Bonds, amounts transferred to the Trustee by the Bank and derived from draws under the Letter of Credit in accordance with Section 13.02(a)(i), (ii), (iv) or (v), and all other monies required to be deposited in the Bond Fund pursuant to any provision of this Indenture. The Trustee shall establish separate accounts within the Bond Fund designated the Letter of Credit Account and the General Account. Proceeds of a draw on the Letter of Credit shall be deposited in the Letter of Credit Account and applied to the payment of principal or Purchase Price of, premium (if any if provided for under the Letter of Credit) on, and interest on the Bonds then due or to become due on the next Interest Payment Date or which have been called for prior redemption, as and when such principal or Purchase Price, premium and interest shall become due and payable.

      All other monies directed to be deposited in the Bond Fund shall be deposited in the General Account and, subject to Sections 7.03 and 8.11, applied as follows:

      FIRST:        To reimburse the Bank for draws under the Letter of Credit.

      SECOND:       For the payment of principal of, premium, (if any) on, and interest on the Bonds then due or to become due on the next Interest Payment Date or which have been called for prior redemption, as and when such principal, premium, and interest shall become due and payable; and

      THIRD:        To be used to pay the reasonable fees and expenses of the
      Trustee in connection with this Indenture.

      While the Bonds are in the Variable Rate Mode, the Trustee shall transmit to the Tender Agent from time to time the amounts on deposit in the Bond Fund which the Tender Agent determines to be required to pay the principal of and interest on such Bonds when due.

      Section 6.02. Project Fund; Disposition of Proceeds of Bonds. The Issuer hereby establishes and orders created by the Trustee a trust fund designated the Project Fund. Upon issuance and sale of the Bonds to the Underwriter for a purchase price equal to $5,841,000, the proceeds of the Bonds shall be deposited in the Project Fund. The Trustee shall disburse on the date of issuance of the Bonds $0 for the purpose of financing Project Costs. The Trustee shall disburse remaining amounts in the Project Fund to pay for Project Costs upon receipt of a requisition pursuant to the terms of the Agreement. Bond proceeds shall be deemed to be disbursed from the Project Fund prior to other monies deposited therein. After the Project has been completed as certified to the Trustee in accordance with the Agreement, amounts remaining in the Project Fund shall be applied as provided in the Agreement.

      Section 6.03. Rebate. The Company shall provide for the rebate of arbitrage earnings in accordance with Section 148(f) of the Code, as provided in Section 2.3 of the Agreement. The Trustee shall, 60 days prior to September 1, 2004 and each September 1 that is five years thereafter, notify the Company of its obligations under Section 2.3 of the Agreement.

      Section 6.04. Investment of Funds. Any monies held as a part of the Bond Fund and Project Fund shall be invested or reinvested by the Trustee upon the written request and direction of the Authorized Representative of the Company, to the extent then permitted by law, in the following investments ("Qualified Investments"):

      (a) Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or debentures the principal of and interest which are fully guaranteed by the United States of America; (b) Bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following federal agencies or certificates of beneficial ownership or participation in obligations or other securities thereof as indicated: United States Export Import Bank (direct obligations or fully guaranteed certificates of beneficial ownership), Farmers Home Administration (certificates of beneficial ownership), Federal Financing Bank, Federal Housing Administration (debentures), General Services Administration (participation certificates), Government National Mortgage Association (GNMA guaranteed mortgage backed bonds and pass-through obligations), United States Maritime Administration (guaranteed Title XI financing), Public Housing Authorities (United States guaranteed notes and bonds), and Federal Farm Credit Bank; (c) mutual funds and/or unit trusts which invest solely in obligations described in (a) and (b) including funds managed by the Trustee, (d) direct and general obligations of any state of the United States of America or any municipality or political subdivision of such state, or obligations of any corporation, if such obligations are rated in one of the two highest rating categories by S&P or Moody's; and (e) if a Letter of Credit is in effect, any other investment permitted by the Bank, and during any other period, any other investment permitted by the Remarketing Agent.

      The Trustee shall make all investments in accordance with written instructions received from an Authorized Representative of the Company. In the absence of any such written instructions, the funds in the Bond Fund and Project Fund shall be invested in obligations described in clause (c) of the paragraph above. Investments permitted hereunder may be purchased from or through the Trustee or from or through any of its affiliates. Obligations so purchased shall be deemed at all times to be a part of the fund from which the money used to purchase such obligations was derived, and may from time to time be sold or otherwise converted into cash. The Trustee shall redeem or sell any obligations so purchased, whenever it shall be necessary to do so in order to provide monies to meet any payment from the applicable fund. The Trustee shall not be liable for any loss resulting from any such investment, nor from failure to preserve rights against endorsers or other prior parties to instruments evidencing any such investment.

      Notwithstanding the foregoing provisions of this Section 6.04, any monies held by the Trustee which are the proceeds of a draw on the Letter of Credit shall only be invested in Qualified Investments, which investments shall mature on the earlier of (i) 30 days from the date of acquisition, or (ii) the date on which the Trustee anticipates that cash will be required.

      Investment earnings on amounts held in the Bond Fund shall be retained therein. Investment earnings on amounts held in the Project Fund shall be transferred to the Bond Fund.

                                  ARTICLE VII

                    EVENTS OF DEFAULT; REMEDIES ON DEFAULT

      Section 7.01. Events of Default. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default":

      (a) If default shall be made in the due and punctual payment of any interest on any Bond hereby secured and Outstanding; or

      (b) If default shall be made in the due and punctual payment of the principal, or redemption premium, if any, of any Bond hereby secured and Outstanding whether at the stated maturity thereof or at the date fixed for redemption thereof, or upon the maturity thereof by declaration; or

      (c) If default shall be made in the due and punctual payment of the Purchase Price of any Bond on any Optional Tender Date or Mandatory Tender Date; or

      (d) If a breach, default or event of default (following expiration of any applicable grace period) shall occur under the Agreement; provided however, that the foregoing shall not constitute an Event of Default during the Letter of Credit Period; or

      (e) Receipt by the Trustee of notice from the Bank stating that an "Event of Default" under the Reimbursement Agreement has occurred and directing the Trustee either to accelerate payment on the Bonds or to call the Bonds for mandatory purchase by the Bank; or

      (f) A failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a) through (d) of this Section 7.01) contained in the Bonds or this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer by the Trustee, and the Trustee shall give such notice at the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding, unless the Trustee and the Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested such notice shall agree in writing to an extension of such period prior to its expiration; provided however, that the events described in this clause (f) shall not constitute an Event of Default during the Letter of Credit Period; provided further, however, that the Trustee and the Owners of such principal amount of Bonds shall be deemed to have agreed to an extension of such period (but in no event shall such extension be greater than ninety (90) days) if corrective action is initiated by the Issuer within such period and is being diligently pursued; or

      (g) If within ten (10) Business Days after a draw on the Letter of Credit, the Trustee receives written notice from the Bank that the Bank will not reinstate the interest portion of the Letter of Credit to the full amount.

      The Trustee shall provide written notice to the Issuer, the Bank, the Company, the Letter of Credit Custodian, the LGC and the Remarketing Agent, as appropriate, promptly upon receipt of actual notice of any of the events described in this Section 7.01.

      Section 7.02. Enforcement of Covenants and Conditions. Upon the occurrence and continuance of (i) any Event of Default described in clause (d) or (f) of Section 7.01, the Trustee may, and at the written request of not less than a majority in principal amount of the Bonds then Outstanding shall (but only with the consent of the Bank during a Letter of Credit Period), or (ii) any Event of Default described in Clause (a), (b), (c), (e) or (g) of Section 7.01, the Trustee shall, by Immediate Notice to the Issuer, the Letter of Credit Custodian, the LGC, the Company, the Tender Agent and the Bank, declare the Bonds to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding; provided however, that upon the occurrence and continuance of any Event of Default described in clause (e) or (g) of Section 7.01, the Bank may direct by written notice that the Bonds be accelerated or may direct by written notice that the Bonds be called for mandatory purchase by the Bank. Upon the occurrence of an Event of Default as described in the preceding sentences of this paragraph, and in the absence of any written direction or notice from the Bank, the Trustee shall accelerate the Bonds as required by the terms of this Section 7.02. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Agreement to declare all payments thereunder to be immediately due and payable and, if a Letter of Credit is in effect, the Letter of Credit Custodian shall immediately draw upon the Letter of Credit.

      Any Bonds which the Bank directs be called for purchase by the Bank, as permitted by the preceding paragraph, shall become Bank Bonds, and shall be registered in the name of the Bank in the same manner and subject to the same terms and conditions as set forth in Section 4.04(d) hereof. Any Bonds which the Bank directs be called for purchase shall be deemed to have been tendered for purchase by the Owners thereof, regardless of whether such Bonds shall physically have been so tendered, and regardless of what appears on the records of the Depository.

      Notwithstanding anything to the contrary contained in the preceding paragraphs, upon the occurrence and continuance of an Event of Default described in clause (e) of Section 7.01, the Bank may deliver a written direction to the Trustee to declare only a portion of the Bonds to be immediately due and payable, or to require the mandatory purchase of only a portion of the Bonds, whereupon only such Bonds so designated shall become immediately due and payable or subject to mandatory purchase, as applicable, and any remaining Bonds shall remain outstanding and secured by this Indenture; provided however, that the Bank may deliver such written direction to the Trustee only if such direction is accompanied by written notice that an amount of the Letter of Credit, corresponding to the amount of the Bonds which will remain outstanding and the interest related thereto, has been reinstated.

      In addition to acceleration, in the event the Bank is in default with respect to its obligations under the Letter of Credit and there occurs and continues any Event of Default, then and in every such case the Trustee or the Letter of Credit Custodian, as applicable, may, and upon the written request of the Owners of not less than a majority in principal amount of the Bonds then Outstanding and the receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:

      (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners, and require the Issuer, the Company, and the Bank to carry out any agreements with or for the benefit of the Owners and to perform its or their respective duties under the Act, the Letter of Credit, the Agreement and this Indenture, as applicable;

      (b) by action or suit in equity require the Company to account as if it were the trustee of an express trust for the Owners; or

      (c) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners.

      Notwithstanding the foregoing provisions of this paragraph, the Trustee shall not take any action which is inconsistent with the provisions of the first paragraph of this Section 7.02.

      Section 7.03. Application of Monies. All monies received by the Trustee pursuant to any right given or action taken under the provisions of this
Article VII of this Indenture, after payment (from sources other than proceeds drawn under the Letter of Credit) of the cost and expenses of the proceedings resulting in the collection of such monies and of the expenses, liabilities and advances incurred or made by the Trustee, shall be deposited in the Bond Fund and all monies in the Bond Fund maintained with the Trustee (other than monies for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

             FIRST:     To the payment to the persons entitled thereto of all
      installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege,

             SECOND:    To the payment to the persons entitled thereto of the
      unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which monies are held pursuant to the provisions of this Indenture), in the order of their due dates, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege;

             THIRD:     To reimburse the Bank (to the extent not reimbursed by
      the Company or from security provided from the Company) for drawings under the Letter of Credit, and for all other amounts owing under the Reimbursement Agreement or any related notes, documents or instruments; and

             FOURTH:    To the Company (subject to Section 10.02 hereof) or any
      other person lawfully entitled thereto, or as directed by any court or tribunal having jurisdiction.

      Whenever monies are to be applied by the Trustee pursuant to the provisions of this Section, such monies shall be applied by it at such times, and from time to time, as this Indenture shall require.

      Section 7.04. Right of Trustee to Act Without Possession of Bonds. All rights of action (including the right to file proof of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any Owners of the Bonds hereby secured, and any recovery of judgment shall be for the equal benefit of the Owners of the outstanding Bonds.

      Section 7.05. Power of Majority of Owners of Bonds. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in aggregate principal amount of Bonds outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken under this Indenture provided that such direction shall not be otherwise than in accordance with the provisions of law and that the Trustee shall be indemnified as provided in Section 8.06 hereof.

      Section 7.06. Limitation on Suits by Owners. No Owner of Bonds shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for any other remedy hereunder, unless a Default has occurred of which the Trustee has been notified or of which it is deemed to have notice; nor unless also such Default shall have become an Event of Default and the Owners of a majority in aggregate principal amount of Bonds Outstanding hereunder shall have made written request to the Trustee or the Letter of Credit Custodian and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; nor unless also they shall have offered to the Trustee or the Letter of Credit Custodian indemnity as provided hereinafter; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee or the Letter of Credit Custodian to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for enforcement or for any other remedy hereunder; it being understood and intended that no one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb, or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Owners of all Bonds Outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any Owner, which is absolute and unconditional, to enforce and bring suit for the payment of the principal of and interest on any Bond at and after the maturity thereof or the obligations of the Issuer to pay the principal of, Purchase Price of, and interest on each of the

Bonds issued hereunder to the respective Owners thereof at the time and place in said Bonds expressed, in accordance with the terms of the Bonds.

      Section 7.07. Waiver by Owners of Bonds. The Trustee, upon the written request of the Owners of not less than a majority in principal amount of the Bonds at the time Outstanding hereunder, shall waive any Default hereunder, except a Default pursuant to Section 7.01(e) or (g) hereof, and except a Default in the payment of the principal of the Bonds at the date of maturity specified therein; provided, however, that a Default in the payment of interest on the Bonds shall not be waived unless, prior to such waiver, all arrears of interest, and all expenses of the Trustee shall have been paid or shall have been provided for by deposit with the Trustee of a sum sufficient to pay the same. In case of any such waiver, the Issuer, the Trustee and the Owners of the Bonds shall be restored to their former positions and rights hereunder respectively. No such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 7.08. Remedies Cumulative, Delay Not To Constitute Waive. No right or remedy by the terms of this Indenture conferred upon or reserved to the Trustee or the Letter of Credit Custodian (or to the Owners or Bank) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

      No delay or omission to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient.

      No waiver of any Default or Event of Default hereunder, whether by the Trustee or the Bank or by the Owners, shall extend to or shall affect any subsequent Default or Event of Default or shall impair any rights or remedies consequent thereon.

      Section 7.09. Restoration of Rights Upon Discontinuance of Proceedings. In case the Trustee, the Letter of Credit Custodian or Owners shall have instituted proceedings to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or Owners, then and in every such case the Issuer, the Trustee, the Letter of Credit Custodian and the Owners shall be restored to their former positions and rights hereunder with respect to the Trust Estate, and all rights, remedies and powers of the Trustee, the Letter of Credit Custodian or Owners shall continue as if no such proceedings had been taken.

                                 ARTICLE VIII

                     CONCERNING THE TRUSTEE; TENDER AGENT;
                 REMARKETING AGENT; LETTER OF CREDIT CUSTODIAN

      Section 8.01. Acceptance of Trust and Prudent Performance Thereof. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall during the existence of any Event of Default (which has not been cured) exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      The Trustee shall not be required to take notice or be deemed to have notice of any Default hereunder, except as provided in Section 7.01 hereof or unless the Trustee shall be specifically notified in writing of such Default by the Bank or by the Owners of at least a majority in aggregate principal amount of Bonds Outstanding hereunder, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume that there is no Default, except as aforesaid.

      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

      (b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and to the correctness of the opinions expressed therein, upon any, certificate or opinion furnished to the Trustee conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

      (c) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of not less than a majority in aggregate principal amount of all the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

      None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or power, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 8.02. Trustee May Rely Upon Certain Documents and Opinions. Except as otherwise provided in Section 8.01:

      (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report. notice, request, consent, order, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request, direction, election, order, certification or demand of the Issuer or the Company shall be sufficiently evidenced by an instrument signed by an Authorized Representative or an Authorized Representative of the Company, as the case may be, (unless otherwise in this Indenture specifically prescribed), and any resolution of the Issuer or the Company may be evidenced to the Trustee by a Certified Resolution or a resolution of the board of directors of the Company, certified by the secretary of the Company, as the case may be;

      (c) the Trustee may consult with counsel (who may be counsel for the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

      (d) whenever, in the administration of the trusts of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Certificate of the Company and such Certificate of the Company shall, in the absence of negligence or bad faith on the part of the Trustee, be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

      Section 8.03. Trustee Not Responsible for Indenture Statements, Validity. The Trustee shall not be responsible for any recital or statement herein, or in the Bonds (except in respect of the certificate of the Trustee endorsed on such Bonds), or for the validity of the execution by the Issuer of this Indenture or the validity or execution of the Letter of Credit or the Bond Resolution or of any supplemental instrument, or for the sufficiency of the security of the Bonds issued hereunder or intended to be secured hereby, or for the value or title of any of the Trust Estate, or otherwise as to the maintenance of the security hereof; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenant, condition or agreement on the part of the Issuer except as herein set forth; but the Trustee may require of the Issuer and the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid and of the condition of the physical property included in the Trust Estate. The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder.

      Section 8.04. Limits on Duties and Liabilities of Trustee. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee and the Trustee shall be answerable only for its own negligence or willful default. The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

      Section 8.05. Money Held in Trust. Money held by the Trustee hereunder is held in trust but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

      Section 8.06. Obligation of Trustee and Letter of Credit Custodian. Neither the Trustee nor the Letter of Credit Custodian shall be under any obligation to institute any suit, or to take any proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall have reasonable grounds for believing that repayment of all costs and expenses, outlays and counsel fees and other reasonable disbursements in connection therewith and adequate indemnity against all risk and liability is reasonably assured to it; the Trustee or the Letter of Credit Custodian may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee or Letter of Credit Custodian, without assurance of reimbursement or indemnity, and in such case the Trustee or the Letter of Credit Custodian, as applicable, shall be reimbursed for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith. If the Company shall fail to make such reimbursement, the Trustee or the Letter of Credit Custodian may reimburse itself from any monies in its possession under the provisions of this Indenture (except for monies derived from a draw under the Letter of Credit) and shall be entitled to a preference therefor over any of the Bonds Outstanding hereunder.

      Section 8.07. Notice to Owners. The Trustee shall give to the Owners of the Bonds written notice of all Defaults known to the Trustee by virtue of actual knowledge of a Responsible Officer, within sixty (60) days after the occurrence of an Event of Default, unless such Default shall have been cured before the giving of such notice.

      Section 8.08. Intervention in Judicial Proceedings. In any judicial proceeding to which the Company is a party and which in the opinion of the Trustee has a substantial bearing on the interest of owners of Bonds issued hereunder, the Trustee may intervene on behalf of Owners and shall do so if requested by the Owners of at least a majority in the aggregate principal amount of Bonds Outstanding hereunder. The rights and obligations of the Trustee under this Section are subject to the approval of the court having jurisdiction in the premises.

      Section 8.09. Further Investigation by Trustee. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be in full warrant, protection and authority to the Trustee for its actions hereunder; but the Trustee may, in its unrestricted discretion, and shall, if requested in writing so to do by the Owners of not less than a majority in aggregate principal amount of Bonds Outstanding hereunder, cause to be made such independent investigation as it may see fit, and in that event may decline to release any property, or pay over cash, or take other action unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid to it with interest at the Reference Rate, by the Issuer or from the Trust Estate.

      Section 8.10. Trustee to Retain Financial Records. The Trustee shall retain all financial statements furnished by the Company in accordance with the Agreement so long as any of the Bonds shall be outstanding.

      Section 8. 11. Compensation of Trustee. All advances, counsel fees, fees and expenses of the Letter of Credit Custodian and other expenses reasonably made or incurred by the Trustee in and about the execution of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Company. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust (other than monies derived from a draw under the Letter of Credit). If not paid by the Company, the Trustee shall have a first lien on all sums held by it under the terms of this Indenture, other than sums derived from a drawing on the Letter of Credit with right of payment prior to payment on account of interest or principal of any Bond issued hereunder for reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful default of the Trustee).

      Section 8.12. Trustee May Hold Bonds. The Trustee and its officers and directors may acquire and hold, or become the pledgee of Bonds and otherwise deal with the Issuer and the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder.

      Section 8.13. Appointment of Trustee. There shall at all times be a trustee hereunder which shall be an association or corporation organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers subject to supervision or examination by Federal or State authority, provided that any successor Trustee shall have combined capital and surplus of at least $100,000,000. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be in combined capital and surplus as set forth in its most recent report of condition so published.

      Section 8.14. Merger of Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantiative as a whole, or any corporation or association, resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 8.15. Resignation or Removal of Trustee. The Trustee may resign and be discharged from the trusts created by this Indenture by giving to the Issuer, the LGC, the Company, and the Bank thirty (30) days' notice in writing, and to the Owners notice by first class mail addressed to each Owner at its or his address as set forth on the registration books, of such resignation. specifying a date when such resignation shall take effect. In the event a successor trustee has been appointed and has accepted, such resignation or removal shall take effect on the day specified in such notice, unless previously a successor trustee shall have been appointed as hereinafter provided, in which event such resignation or removal shall take effect immediately on the appointment of such successor trustee. In the event a successor trustee has not been appointed and has not accepted on the day specified in such notice, the Trustee shall remain until such date as a successor Trustee has been appointed and has accepted.

      The Bank may remove the Trustee for cause. Subject to the terms of
Section 8.16 hereof requiring the consent of the Bank, any Trustee hereunder may be removed at any time with or without cause by an instrument or instruments in writing. appointing a successor to the Trustee so removed, filed with the Trustee and executed by the Company (so long as no "Event of Default" under the Agreement has occurred and is continuing) or by the Owners of a majority in principal amount of the Bonds hereby secured and then Outstanding.

      Section 8.16. Appointment of Successor Trustee. In case at any time the Trustee shall resign or shall be removed or otherwise shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if a public supervisory office shall take charge or control of the Trustee or of its property or affairs, a vacancy shall forthwith and ipso facto be created in the office of such Trustee hereunder, and a successor (reasonably acceptable to the Bank and the LGC) may be appointed by the Owners of a majority in principal amount of the said Bonds hereby secured and then outstanding, by an instrument or instruments in writing filed with the Trustee and the Bank and executed by such Owners, notification thereof being given to the Issuer and the Company, but until a new Trustee shall be appointed by the Owners as herein authorized, the Issuer shall, at the direction of the Company and subject to the provisions hereof, appoint a Trustee (reasonably acceptable to the Bank and the LGC) to fill such vacancy. After any such appointment by the Issuer at the direction of the Company, the Company shall cause notice of such appointment to be published at least once within 30 days of such appointment in a Financial Journal, but any new Trustee so appointed shall immediately and without further act be superseded by a Trustee appointed in the manner above provided by the Owners of a majority in principal amount of said Bonds whenever such appointment by said Owners shall be made.

      If, in a proper case, no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee. the Bank or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

      Section 8.17. Transfer of Rights and Proper to Successor Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer, the Company and to the Bank an instrument in writing accepting such appointment hereunder, and thereupon such successor. without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request the Issuer, given at the direction of the Company, or of its successor execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor trustee shall deliver all securities and monies held by it as Trustee hereunder and the Letter of Credit to its successor. Should any assignment, conveyance or instrument in writing from the Issuer be required by any successor trustee for more fully and certainly, vesting in such successor trustee the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such assignments, conveyances and instruments in writing shall, all request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all assignments, conveyances and other instruments provided for in this Article shall, at the expense of the Company, be forthwith filed and/or recorded by the successor trustee in each recording office where the Indenture shall have been filed and/or recorded.

      Section 8.18. Co-Trustee.

      (a) If, by any present or future law in any jurisdiction in which it may be necessary for the Trustee to perform any act in the execution of the trusts hereby created, as trustee, and the Trustee or its successor or successors, may be incompetent or unqualified to act as such Trustee, then an individual or other Co-Trustee may be appointed hereunder, with full power and authority to perform all the acts required to be performed in such jurisdiction, to the extent of said disqualification, in the execution of the trusts hereby created, and such acts shall and will be performed by said Co-Trustee, or his successor or successors acting alone. The rights, powers and obligations of the Trustee and its successors as Trustee hereunder shall inure to the benefit of and be binding on such Co-Trustee and his successors as Co-Trustee and, in that connection, each reference herein to the Trustee shall, unless the context otherwise requires, be deemed to refer as well to the Co-Trustee.

      (b) Anything in the preceding paragraph to the contrary notwithstanding, the Co-Trustee and his successors shall act subject to the following conditions and provisions, namely:

             (1) The Bonds shall be authenticated and delivered and all rights, powers, trusts, duties and obligations by this Indenture conferred upon the Trustee in respect of the custody, control or management of moneys, papers, securities, the Letter of Credit and other personal property shall be exercised, solely by the Trustee.

             (2) All rights, powers, trusts, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and the Co-Trustee or by a separate trustee or separate trustees jointly, if so provided in any instrument appointing such Co-Trustee or separate trustee or trustees, except to the extent that, under the law of any jurisdiction in which any, particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts or incompetent to bring suit to enforce the terms hereof in which event such act or acts shall be performed by the Co-Trustee or separate trustee or trustees.

             (3) Any request in writing by the Trustee to any Co-Trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by the Co-Trustee or separate trustee.

             (4) Any Co-Trustee or separate trustee may delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise.

             (5) The Trustee at any time, by an instrument in writing, with the concurrence of the Issuer and the Company, may accept the resignation of or remove any, Co-Trustee or separate trustee appointed under this Section and in case an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such Co-Trustee or separate trustee without the concurrence of the Issuer and the Company. Upon the request of the Trustee, the Issuer and the Company shall join with the Trustee in the execution, deliver,, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

             (6) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

             (7) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such Co-Trustee or separate trustee.

             (8) Any moneys, papers, securities or other items of personal property, received by any such Co-Trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

      (c) Subject to subsection (b) above, any Co-Trustee shall be vested, jointly with the Trustee, with title to the Trust Estate and with the rights, powers and duties herein provided. Upon the acceptance in writing of such appointment by the Co-Trustee or any separate trustee, it shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in any instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such Co-Trustee or separate trustee to act alone) subject to all the terms of this Indenture. Every such acceptance shall be filed with the Trustee. Any Co-Trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee, its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name.

      In case any Co-Trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate, and all rights, powers, trusts, duties and obligations of said Co-Trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor Co-Trustee or separate Trustee shall be appointed in the manner herein provided.

      Section 8. 19. Remarketing Agent; Resignation; Removal. Notwithstanding anything to the contrary contained in the Remarketing Agreement, the Bank shall have the ability, subject to the terms of this Section 8.19 and Section 8.20 hereof, to remove the Remarketing Agent for cause, including but not limited to the failure of the Remarketing Agent to remarket the Bonds at a rate or rates of interest comparable to the rate or rates of interest borne by other tax-exempt bonds bearing terms comparable to the terms of the Bonds, and which other tax exempt bonds are secured by a letter of credit from the Bank with terms comparable to the Letter of Credit. Upon the resignation or removal of the Remarketing Agent prior to the Conversion Date, the Company shall appoint a successor Remarketing Agent (acceptable to the Bank) for the Bonds, subject to the conditions set forth in Section 8.20 hereof. Notwithstanding anything contained herein to the contrary, no Remarketing Agent may resign or be removed unless and until a successor Remarketing Agent has been appointed and is prepared to act as such from and after the date of such resignation or removal. Any successor Remarketing Agent shall designate to the Trustee its principal office for purposes hereof, which shall be the office of such Remarketing Agent at which all notices and other communications in connection herewith may be delivered to it, and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Company and the Trustee (with a copy, sent to the Bank) under which such Remarketing Agent will agree to undertake the duties thereof set forth in the Remarketing Agreement.

      Section 8.20. Qualifications of Remarketing Agent. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. having excess net capital (as defined in Rule l5c-3 of the Securities Exchange Act of 1934, as amended) of at least $25,000,000 or, in the alternative, a national banking association having a combined capital stock, surplus and undivided profits of at least $100,000,000 and shall be an institution authorized by law to perform all the duties imposed upon it by this Indenture and the Remarketing Agreement.

      Section 9.2 1. Rights and Duties of Tender Agent. At any time that the Bonds are in the Variable Rate Mode, there shall be a Tender Agent appointed for the Bonds. The Trustee shall serve as the initial Tender Agent and perform all duties and responsibilities of the Tender Agent pursuant to this Indenture. The Trustee may at any time, with the prior written consent of the Company and the Bank, appoint another entity to serve as the Tender Agent with respect to the Bonds. In the event the Company and/or the Bank do not object within five
(5) days from the date notice is given of the intent to appoint another Tender Agent, such consent shall be presumed to have been given. The Tender Agent shall, in all events, be a bank or trust company meeting the requirements set forth in Section 8.13 hereof. The Tender Agent shall:

      (a) hold all Bonds delivered to it for purchase pursuant to the provisions of this Indenture in trust solely for the benefit of the respective Owners which shall have tendered such Bonds for purchase until payment of the Purchase Price with respect to such Bonds; and

      (b) hold all monies delivered to it hereunder for the purchase of Bonds in trust solely for the benefit of the Owners which shall have tendered or deemed to have tendered such Bonds for purchase until such monies shall have been delivered to or for the account of such Owners; and

      (c) hold all Bank Bonds in trust solely for the benefit of the Bank until a corresponding amount of the Letter of Credit has been reinstated, as evidenced by written notice delivered to the Tender Agent from the Bank.

      In purchasing Bonds hereunder, the Tender Agent shall be acting as a conduit and shall not be purchasing Bonds for its own account and, in the absence of written notice from the Trustee or the Bank, shall be entitled to assume that any Bond tendered to it, or deemed tendered to it for purchase, is entitled under this Indenture to be so purchased. The Issuer and the Company shall cooperate with the Trustee and the Bank to cause the necessary arrangements to be made and thereafter to be continued whereby funds will be made available for payment of the Purchase Price of the Bonds to be purchased pursuant to the provisions of this Indenture.

      The rights, duties, obligations, immunities and the standard of care of the Tender Agent in the performance of its role hereunder shall be governed by and construed in accordance with the laws of the jurisdiction in which is located its principal office.

      Section 8.22. Resignation or Removal of Tender Agent, Appointment of Successor. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days' written notice to the Company, the Remarketing Agent, the Bank and the Trustee. The Tender Agent may be removed, with the prior consent of the Bank, which consent shall not be unreasonably withheld, at any time by an instrument, signed by the Company, filed with the Tender Agent, the Trustee and the Bank.

      In the event of the resignation or removal of the Tender Agent prior to the Conversion Date, the Company shall appoint as its successor a bank or trust company meeting the same requirements applicable to the Trustee set forth in
Section 8.13 hereof and qualified to perform the duties of Tender Agent, and the Tender Agent shall pay over, assign and deliver any monies or Bonds held by it in such capacity to such successor or, if there be no successor, to the Trustee. Any such successor shall be acceptable to the Bank and shall agree to be bound by all of the provisions of the Letter of Credit.

      If the Company shall fall to appoint a Tender Agent hereunder, or in the event that the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed a successor Tender Agent, the Trustee shall ipso facto be deemed to be the Tender Agent for all purposes of this Indenture until the appointment by the Company of a Tender Agent or successor Tender Agent.

      Section 8.23. Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder in multiple capacities, provided that, the same entity shall in no event serve concurrently hereunder as Trustee and Bank unless there is in place a Letter of Credit Custodian.

      Section 8.24 Letter of Credit Custodian. The Issuer hereby appoints Bank One Colorado, N.A., Denver, Colorado, as the Letter of Credit Custodian under this Indenture. The Letter of Credit Custodian and any successor Letter of Credit Custodian shall accept the duties and obligations imposed on it under this Indenture in accordance with the Letter of Credit Custodial Agreement. The Letter of Credit Custodian shall be obligated to make drawings under the Letter of Credit as provided under the terms of this Indenture, the Letter of Credit and the Letter of Credit Custodial Agreement. The Letter of Credit Custodian may resign or be removed in accordance with the terms of the Letter of Credit Custodial Agreement; provided that no such resignation or removal shall be effective until a successor Letter of Credit Custodian has been appointed in accordance with the Letter of Credit Custodial Agreement and such successor has made written acceptance of such appointment. The Letter of Credit Custodial Agreement may be terminated in the event that a Substitute Letter of Credit is issued by a bank other than U.S. Bank National Association (or any other bank related thereto), which does not result in a conflict of interest, or potential conflict of interest, between the Issuer of the Substitute Letter of Credit and the Trustee. Upon any termination of the Letter of Credit Custodial Agreement, all duties, obligations and rights of the Letter of Credit Custodian shall be assumed and performed by the Trustee.

                                  ARTICLE IX

                        CONCERNING THE OWNERS OF BONDS

      Section 9.01. Execution of Instruments by Owners of Bonds. Any request, direction, consent or other instrument in writing required by this Indenture to be signed or executed by Owners may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Owners in person or by agent duly appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

      (a) The fact and date of the execution by any person or any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof has power to take acknowledgments of deeds to be recorded within such jurisdiction, to the effect that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution.

      (b) The ownership of Bonds shall be proved by the registration books kept under the provisions of this Indenture.

Nothing contained in this Article shall be construed as limiting the Trustee to the proof above specified, it being intended that the Trustee may accept any other evidence of the matters herein stated which to it may seem sufficient.

      Section 9.02. Waiver of Notice. Any notice or other communication required by this Indenture to be given by delivery, publication or otherwise to the Owners or any one or more thereof may be waived at any time before such notice or communication is so required to be given, by a writing mailed or delivered to the Trustee by the Owner or Owners of all of the Bonds entitled to such notice or communication.

      Section 9.03. Determination of Owner Concurrence. In determining whether the Owners of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture for which their concurrence is required. Bonds which are owned by the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledges shall establish to the satisfaction of the Trustee the pledges's right to vote such Bonds and that the pledges is not a person directly or indirectly controlling or controlled by or under common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

      Section 9.04. Revocation by Owners of Bonds. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action by the Owner of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any Owner of a Bond may, by filing written notice with the Trustee at its principal office, revoke any consent given by such Owner or the predecessor Owner of such Bond. Except as aforesaid, any such consent given by the Owner of any Bond shall be conclusive and binding upon such Owner and upon all future Owners of such Bond and of any Bond issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond. Any action taken by the Owners of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Owners of all the Bonds.

                                   ARTICLE X

                        PAYMENT, DEFEASANCE AND RELEASE

      Section 10.01. Payment and Discharge of Indenture.  If the Issuer shall:

      (a) pay or cause to be paid the principal of and premium, if any, and interest on the Bonds at the time and in the manner stipulated therein and herein, or

      (b) provide for the payment of principal and premium, if any, of the Bonds and interest thereon by depositing with the Trustee at or any time before maturity funds sufficient either in the form of (i) Eligible Funds or (ii) direct obligations of or obligations the principal of and interest on which is fully guaranteed by the United States of America, which obligations are noncallable at the option of the issuer thereof and which have been purchased with Eligible Funds, the principal and interest on which when due and payable (or redeemable at the option of the holder thereof) and without consideration of any reinvestment thereof shall be sufficient to pay the entire amount due or to become due thereon for principal and premium, if any, and interest to maturity, or the Purchase Price, of all said Bonds outstanding as evidenced by a Certificate of a firm of independent certified public accountants, or

      (c) deliver to the Trustee (1 ) proof satisfactory to the Trustee that notice of redemption of all of the outstanding callable Bonds not surrendered or to be surrendered to it for cancellation has been given or waived as provided in Article III hereof, or that arrangements satisfactory to the Trustee have been made insuring that such notice will be given or waived, or
(2) a written instrument executed by the Issuer under its official seal and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Issuer, or (3) file with the Trustee a waiver of such notice of redemption signed by the Owners of all of such Outstanding Bonds, and in any such case, deposit with the Trustee funds before the date on which such Bonds are to be redeemed, as provided in said Article III, constituting the entire amount of the redemption price, including accrued interest, and premium, if any, either in cash or direct obligations of or obligations the principal of and interest on which is fully guaranteed by the United States of America (which do not permit the redemption thereof at the option of the issuer) in such aggregate face amount, bearing interest at such rates and maturing at such dates as shall be sufficient to provide for the payment of such redemption price on the date such Bonds are to be redeemed, and on such prior dates when principal of and interest on the Outstanding Bonds are due and payable, or

      (d) surrender to the Trustee for cancellation all Bonds, for which payment is not so provided, and shall also pay all other sums due and payable hereunder by the Issuer, then and in that case, all the Trust Estate shall revert to the Issuer, and the entire estate, right, title and interest of the Trustee and of the Owners of the Bonds shall thereupon cease, determine and become void; and the Trustee in such case, upon the deposit of cash or securities in accordance with the provisions of this Indenture, shall, upon receipt of a written request of the Issuer and of a Certificate of the Issuer and an Opinion of Counsel as to compliance with conditions precedent, and at the Issuer's cost and expense, execute to the Issuer, or its order, proper instruments acknowledging satisfaction of this Indenture, surrender to the Issuer all cash and deposited securities, if any (other than cash or securities for the payment of the Bonds), which shall then be held hereunder as a part of the Trust Estate, and surrender the Letter of Credit to the Bank, provided, however, that the Trustee may surrender the Letter of Credit to the Bank prior to receiving a written request of the Issuer in the event all other conditions precedent to such surrender have been met.

      Section 10.02. Bonds Deemed Not Outstanding After Deposits. When there shall have been deposited at any time with the Trustee in trust for the purpose, cash or direct obligations of or obligations fully guaranteed by the United States of America the principal and interest on which shall be sufficient to pay the principal of any Bonds (and premium, if any) when the same become due, either at maturity or otherwise, or at the date fixed for the redemption thereof and to pay all interest with respect thereto at the due dates for such interest or to the date fixed for redemption, for the use and benefit of the Owners thereof, then upon such deposit all such Bonds shall cease to be entitled to any lien, benefit or security of this Indenture except the right to receive the funds so deposited, and such Bonds shall be deemed not to be outstanding hereunder, and it shall be the duty of the Trustee to hold the cash and securities so deposited for the benefit of the Owners of such Bonds and from and after such date, redemption date or maturity, interest on such Bonds thereof called for redemption shall cease to accrue.

      Section 10.03. Non-presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or otherwise, if funds sufficient to pay the principal of, premium (if any) and interest on such Bond shall have been made available to the Trustee for the benefit of the Owner or Owners thereof, payment of such Bond or portion thereof as the case may be, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such fund or funds uninvested in the Bond Fund, without liability to the Owner of such Bond for interest thereon, for the benefit of the Owner of such Bond, who shall thereafter be restricted exclusively to such fund or funds, for any claim of whatever nature on his/her part on, or with respect to, said Bond, or portion thereof, or premium, if any.

      Any monies deposited with the Trustee or then held by the Trustee in trust for the payment of the principal of and redemption premium, if any, or interest on the Bonds and remaining unclaimed for five years after such principal and premium, if any, or interest has become due shall be treated as abandoned property pursuant to the provisions of Section 116B-18 of the North Carolina General Statutes and the Trustee shall report and remit this property to the Escheat Fund according to the requirements of Article 3 of Chapter 116B of the North Carolina General Statutes, and thereafter the Owners shall look only to the Escheat Fund, or to any successor fund, as the case may be, for payment and then only to the extent of the amounts so received, without any interest thereon, and the Issuer, the Remarketing Agent, the Trustee and the Company shall have no responsibility with respect to such money.

                                  ARTICLE XI

                            SUPPLEMENTAL INDENTURES

      Section 11.01. Purposes for Which Supplemental Indentures May be Executed. The Issuer, upon resolution, and the Trustee from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may, with written consent of the Bank, enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable without the consent of any Owner for any one or more of the following purposes:

      (a) To correct the description of any property hereby pledged or intended so to be, or to assign, convey, pledge or transfer and set over unto the Trustee, subject to such liens or other encumbrances as shall be therein specifically described, additional property or properties of the Issuer for the equal and proportional benefit and security of the Owners of all Bonds at any time issued and outstanding under this Indenture.

      (b) To add to the covenants and agreements of the Issuer in this Indenture contained, other covenants and agreements thereafter to be observed, or to surrender any, right or power reserved to or conferred upon the Issuer or to or upon any successor;

      (c) To evidence the succession or successive successions of any other department, agency, body or corporation to the Issuer and the assumption by such successor of the covenants, agreements and obligations of the Issuer in the Bonds hereby secured and in this Indenture and in any and every supplemental indenture contained or the succession, removal or appointment of any trustee hereunder;

      (d) To cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indentures which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as the Issuer may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture or any, supplemental indenture and which shall not impair the security of the same;

      (e) To modify, eliminate and/or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as then amended, or under any, similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by said Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 3 16(a) (2) of said Trust Indenture Act of 1939;

      (f) To modify, eliminate and/or add to the provisions of this Indenture to allow for the delivery of a Replacement Letter of Credit or Substitute Letter of Credit;

      (g) To modify, eliminate and/or add to the provisions of this Indenture to allow the Bonds to be registered in the name of DTC;

      (h) To provide for an increase in the interest coverage provided by the Letter of Credit, or to provide for advance draws on the Letter of Credit;

      (i) To provide for compliance with the continuing disclosure rules of the Securities and Exchange Commission;

      (j) To make modifications or amendments which are effective following a Mandatory Tender Date; and

      (k) To make such other modifications or amendments which are determined by the Trustee, not to be prejudicial to the rights of the Trustee, the Bank or the Owners of the Bonds.

      Section 11.02. Execution of Supplemental Indenture. The Trustee is authorized to join with the Issuer in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its rights, duties or immunities under this Indenture.

      Section 11.03. Discretion of Trustee. In each and every case provided for in this Article (other than a supplemental indenture approved by the Owners of a majority in aggregate principal amount of the Bonds pursuant to Section 11.04 hereof), the Trustee shall be entitled to exercise its unrestricted discretion in determining whether or not any proposed supplemental indenture or any, term or provisions therein contained is necessary or desirable, having in view the needs of the Issuer and the respective rights and interests of the Owners of Bonds theretofore issued hereunder; and the Trustee shall be under no responsibility or liability to the Issuer or to any Owner of any Bond, or to anyone whatever, for any act or thing which it may do or decline to do in good faith subject to the provisions of this Article, in the exercise of such discretion.

      Section 11.04. Modification of Indenture with Consent of Owners. Subject to the terms and provisions contained in this Section, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, with written consent of the Bank, to consent to and approve the execution by the Issuer and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary or desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding in any particular, any of the terms or provisions contained in this Indenture or In any supplemental indenture; PROVIDED, HOWEVER, that nothing herein contained shall permit or be construed as permitting, without the consent of the Owners of all Outstanding Bonds:

      (a)    an extension of the maturity of any Bond issued hereunder; or

      (b) a reduction in the principal amount of any Bond or the redemption premium or the rate of interest thereof; or

      (c) the creation of a lien upon the Trust Estate or a pledge of revenues ranking prior to the lien or pledge created by this Indenture; or

      (d) a preference or priority of any Bond or Bonds over any other Bond or Bonds; or

      (e) a reduction in the aggregate principal amount of the Bonds required to consent to supplemental indentures; or

      (f) a reduction in the aggregate principal amount of the Bonds required to waive an Event of Default; or

      (g)    a change in purchase or tender rights with respect to the Bonds.

Subject to the terms of the preceding proviso and clauses (a) through (g) which require the consent of the Owners of all Outstanding Bonds, whenever there is delivered to the Trustee an instrument or instruments purporting to be executed by or on behalf of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding, which instrument or instruments shall refer to the proposed supplemental indenture, shall specifically consent to and approve the execution thereof, and shall be signed by the Bank as a reflection of its consent thereto, thereupon, the Issuer and the Trustee may execute such supplemental indenture without liability or responsibility to any Owner of any Bond, whether or not such Owner shall have consented thereto.

      If the Owners of not less than a majority in aggregate principal amount of the Bonds outstanding at the time of the execution of such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to the execution of such supplemental indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

      Section 11.05. Supplemental Indentures to be Part of Indenture. Any supplemental indenture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provisions authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all Owners of Bonds then Outstanding shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, If deemed necessary or desirable by the Trustee, reference to any such supplemental indenture or any of such terms or conditions thereof may be set forth in reasonable and customary manner in the text of the Bonds or in a legend stamped on the Bonds. Any supplemental indenture that affects the Company shall require the written consent of the Company.

      Section 11.06. Consent of the LGC. Notwithstanding any other provision this Indenture, with respect to this Indenture, the definitions of "Authorized Denominations," "Maximum Rate, " the maturity date for the Bonds, the rights of the Issuer reserved under Granting Clause First, Section 4.06 (relating to certain conditions to remarketing of the Bonds), Section 13.03 (relating to requirements for a Substitute Letter of Credit), Section 8.13 (relating to the eligibility of the Trustee) and Section 8.23 (relating to the proscription on the concurrent service of any entity as theTrustee and the Bank unless a Letter of Credit Custodian is In place), may not be amended or modified without the prior written consent of the Secretary of the LGC.

                                  ARTICLE XII

                  AMENDMENT OF AGREEMENT AND LETTER OF CREDIT

      Section 12.01. Amendments, etc., to Agreement or Letter of Credit Not Requiring Consent of Owners. The Issuer and the Trustee shall without the consent of or notice to the Owners consent to any amendment, change or modification of the Agreement or the Letter of Credit as may be required:

      (a) by the provisions of the Agreement or the Letter of Credit or this Indenture;

      (b) for the purpose of curing any ambiguity or formal defect or omission therein;

      (c) in connection with the Project described in the Agreement so as to identify the same more precisely or substitute or add additional property acquired with the proceeds of the Bonds:

      (d) to permit a rating to be obtained for the Bonds; provided that the Trustee is first provided with the consent of the Bank (if the Letter of Credit is outstanding) and an opinion of a firm of attorneys whose opinion is recognized on the subject of tax-exempt obligations to the effect that such changes do not adversely affect the tax-exempt status of the Bonds;

      (e) in connection with any other change therein, which, in the opinion of the Trustee, shall not prejudice in any material respect the rights of the Owners of the Bonds then outstanding;

      (f)    to extend the Letter of Credit Termination Date;

      (g) to provide for an increase in the interest coverage provided by the Letter of Credit, or to provide for advance draws on the Letter of Credit; or

      (h) to provide for compliance with the continuing disclosure rules of the Securities and Exchange Commission.

      Section 12.02. Amendments. etc., to Agreement or Letter of Credit Requiring Consent of Owners. Except for amendments, changes or modifications as provided in Section 12.01, neither the Issuer nor the Trustee shall consent to
(i) any amendment, change or modification of the Agreement without the written approval or consent of the Bank and of the Owners of a majority in aggregate principal amount of bonds then outstanding given and procured as provided in
Section 11.04 or (ii) any amendment, change or modification of the Letter of Credit without the written approval or consent of the Bank and all of the Owners of the Bonds then outstanding. If at any time the Issuer and the Company shall request the consent of the Trustee to any, such proposed amendment, change or modification of the Agreement or Letter of Credit the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 11.04 with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal corporate trust office of the Trustee for inspection by all Owners.

      Section 12.03. Limitation on Amendments to Agreement or Letter of Credit. No amendment, change or modification may decrease the obligation of the Company under the Agreement to pay amounts sufficient to pay the principal of, premium, if any, and interest on the Bonds as the same become due or decrease the obligation of the Bank under the Letter of Credit. The Trustee shall not be obligated to consent to any, such amendment, change or modification which affects its rights, duties or immunities under the Indenture.

      Section 12.04. Amendment by Unanimous Consent. Anything contained in this Indenture to the contrary notwithstanding, the Issuer and the Trustee may consent to any amendment, change or modification of the Agreement or the Letter of Credit upon receipt of the consent of the Owners of all Bonds then outstanding, and the Bank.

      Section 12.05. Opinion of Counsel Required. The Trustee may decline to execute any amendment, change or modification to the Agreement or Letter of Credit without an Opinion of Counsel stating that such proposed amendment, change or modification of the Agreement or Letter of Credit is authorized or permitted by, this Indenture and complies with its terms and that upon execution it will be valid and binding upon the party or parties executing it in accordance with its terms and shall not, without the consent of the Company and the Bank, execute any such amendment, change or modification which adversely affects any rights of the Company or the Bank, as the case may be.

      Section 12.06. Amendment of Agreement by Trustee. In the event the Issuer is unwilling or unable to enter into any amendment, change or modification of the Agreement as permitted by this Article, the Trustee may, without the consent of the Issuer, amend, change or modify the Agreement in any manner otherwise permitted by this Article so long as such amendment, change or modification does not adversely affect the rights of the Issuer, as stated in an opinion of Issuer's counsel addressed to the Trustee and the Issuer, or result in the interest in the Bonds losing their tax exempt status under the Code, in the opinion of nationally recognized bond counsel.

                                 ARTICLE XIII

                               LETTER OF CREDIT

      Section 13.0 1. Maintenance of Letter of Credit.

      (a) Contemporaneously with the delivery of this Indenture, the Company has obtained the Initial Letter of Credit from the Initial Bank, and has caused it to be issued to the Letter of Credit Custodian. The Company is required to maintain a Letter of Credit meeting the requirements of subsection (b) below throughout the Letter of Credit Period.

      (b) Each Letter of Credit shall be a letter of credit, the terms of which shall in all material respects be the same as the Initial Letter of Credit, representing the obligation of the provider thereof to pay to the Trustee amounts necessary to pay the principal of, interest on, and Purchase Price of the Bonds. Each Letter of Credit must be in an amount at least equal to the aggregate principal amount of Bonds then Outstanding, plus 51 days' interest thereon calculated at the Maximum Rate if the Bonds are in the Variable Rate Mode (or such lesser or greater amount as is necessary to maintain the rating on the Bonds in connection with a change in the Interest Rate Determination Method) plus Discharge Expenses, or plus 210 days' interest thereon if the Bonds are in the Fixed Rate Mode plus Discharge Expenses. In order for a letter of credit to qualify as a Letter of Credit hereunder, the Company shall deliver to the Tender Agent and the Trustee (a) a copy of the related Reimbursement Agreement pursuant to which the Bank is issuing the Letter of Credit, and (b) an Opinion of Counsel stating that such proposed Letter of Credit qualifies as a Letter of Credit under this Indenture and complies with the terms hereof.

      (c) The Company may not take any action, or omit to take any action which results in the cancellation of a Letter of Credit prior to its Stated Expiration Date without first obtaining a Substitute Letter of Credit, except in connection with a Conversion Date. The Company may not reduce the amount of the Letter of Credit to an amount less than the aggregate principal amount of Outstanding Bonds, plus the interest coverage described in subsection (b) above.

      Section 13.02.  Drawings under Letter of Credit.

      (a) The Letter of Credit Custodian shall draw monies under the Letter of Credit for the benefit of the Owners of the Bonds in the following circumstances and only in the following circumstances: On or before 1:00 p.m., Minneapolis time on the Business Day prior to the date any payment referred to in this section is required to be made under this Indenture, the Letter of Credit Custodian shall, without making any prior demand or claim upon the Issuer or the Company, make a drawing under and in accordance with the Letter of Credit so as to be able to deliver to the Trustee, by 1:00 p.m., Minneapolis time on the next succeeding Business Day monies thereunder in an amount which will be sufficient for the payment in full of (i) accrued interest on the Bonds on any Interest Payment Date, (ii) the principal of the Bonds upon the stated maturity thereof, (iii) the Purchase Price of the Bonds on any Optional Tender Date or Mandatory Tender Date in the event remarketing proceeds are not on hand with the Remarketing Agent as provided in Section 4.04(b) hereof, (iv) the principal of and accrued interest on the Bonds on any redemption date, and (v) the principal of and accrued interest on the Bonds, or the Purchase Price of the Bonds, as applicable, on any date established pursuant to Section 7.02 hereof. The Trustee shall give the Company Immediate Notice of the amount of each drawing under the Letter of Credit in order to permit the Company to fulfill its obligations under the Reimbursement Agreement.

      (b) All amounts drawn under the Initial Letter of Credit or any Replacement Letter of Credit or Substitute Letter of Credit provided to secure the Bonds shall be used solely for the payment of the principal and Purchase Price of, and premium, if any, and interest on the Bonds.

      (c) All amounts drawn by the Letter of Credit Custodian under the Letter of Credit pursuant to clause (i), (ii), (iv) or (v) of paragraph (a) above shall be delivered by the Bank to the Trustee and deposited by the Trustee in the Bond Fund and applied as provided in Section 6.01. All amounts drawn by the Letter of Credit Custodian under the Letter of Credit pursuant to clause (iii) of paragraph (a) above shall immediately be delivered by the Bank to the Trustee and deposited by the Trustee in the Purchase Fund and applied as provided in Section 4.05.

      (d) The Letter of Credit Custodian shall by telecopy (followed by original documentation) delivered to the Bank rescind any draw under the Letter of Credit to pay the Purchase Price of Bonds by 10:00 a.m. Minneapolis time on the day the draw is to be paid by the Bank if it has received notice that remarketing proceeds from the source identified in Section 4.04(a)(1) have been deposited with the Tender Agent prior to 9:30 a.m. Minneapolis time on such date in the full amount of the Purchase Price due on that date.

      Section 13.03. Substitute Letter of Credit. Subject to the terms and conditions of the Letter of Credit, the Company may, at its option, obtain a Substitute Letter of Credit from any commercial bank meeting the conditions contained herein, in substitution for or replacement of the Letter of Credit. On or prior to the substitution of such Substitute Letter of Credit for the Letter of Credit, the provider of such Substitute Letter of Credit shall purchase all Outstanding Bank Bonds, at a purchase price equal to their principal amount plus accrued interest.

      The Substitute Letter of Credit shall be a letter of credit, the terms of which shall in all material respects be the same as the Initial Letter of Credit representing the obligation of the provider thereof to pay to the Trustee amounts necessary to pay the principal of interest on, and Purchase Price of the Bonds. The Substitute Letter of Credit must be in an amount at least equal to the aggregate principal amount of Bonds then Outstanding, plus the interest coverage and Discharge Expenses described in Section 13.01(b) above. In order for such letter of credit to qualify and be effective as a Substitute Letter of Credit hereunder, the Company shall at least 45 days prior to the date such Substitute Letter of Credit is to become effective deliver to the Letter of Credit Custodian, Tender Agent and the Trustee (a) a copy of the agreement pursuant to which Substitute Letter of Credit is issued, and (b) an Opinion of Counsel stating that such proposed Substitute Letter of Credit qualifies as a Substitute Letter of Credit under this Indenture and complies with the terms thereof. In addition to all other requirements to be met therefor, a draft of such Substitute of Credit, a draft of the related Reimbursement Agreement and appropriate information concerning the Bank which will issue such Substitute Letter of Credit shall have been submitted to Moody's, if Moody's is then maintaining a rating for the Bonds and S&P, if S&P is then maintaining a rating for the Bonds, and

Moody's and S&P, as applicable, shall have given written notice to the Company at least 35 days prior to the date such Substitute Letter of Credit is to become effective that, upon the issuance of such Substitute Letter of Credit, the Bonds will bear the rating specified in such notice which shall be at least equal to the rating borne by the Bonds prior to such substitution. If the Bonds are unrated at the time of any proposed substitution, the Company shall obtain the written consent of the Secretary of the LGC as to the acceptance by the Letter of Credit Custodian of the Substitute Letter of Credit, unless the Company shall have provided to the Letter of Credit Custodian written evidence that the bank deposit obligations or other long-term debt of the Substitute Bank are rated at least as high as the bank deposit obligations or other long-term debt of the Initial Bank. In connection with such substitution, the Letter of Credit Custodian shall also receive an opinion of counsel for the Bank issuing the Substitute Letter of Credit in substantially the form delivered to the Letter of Credit Custodian and the Trustee upon issue of the Initial Letter of Credit.

      The Tender Agent shall give written notice of the Substitute Letter of Credit to the Trustee, the Letter of Credit Custodian, the Remarketing Agent and the Owners at least 30 days prior to the date any such Substitute Letter of Credit is to become effective.

      The Tender Agent shall furnish written notice by first-class mail, postage prepaid, of the planned substitution of the Substitute Letter of Credit to the Owners no later than thirty (30) days prior to such substitution becoming effective.

      Upon the effective date of the Substitute Letter of Credit and receipt of such Substitute Letter of Credit and accompanying opinions of counsel, the Letter of Credit Custodian may surrender the Letter of Credit previously in effect to the Bank which issued it.

      Section 13.04. Notice to Rating Agencies. Upon any expiration or termination of a Letter of Credit or the obtaining by the Company of a Replacement Letter of Credit or Substitute Letter of Credit, the Company agrees to promptly notify the Trustee and Moody's, if the Bonds are rated by Moody's, and/or S&P, if the Bonds are rated by S&P, of any expiration or termination of a Letter of Credit or the obtaining by the Company of a Replacement Letter of Credit or Substitute Letter of Credit. The Trustee shall also notify, Moody's, if the Bonds are rated by Moody's, and/or S&P, if the Bonds are rated by S&P, of (i) any conversion of Bonds to a Fixed Rate, or any change in the Interest Rate Determination Method, (ii) any amendments or modifications of this Indenture, the Letter of Credit, or the Remarketing Agreement, (iii) the appointment of a new Remarketing Agent or Tender Agent or (iv) the purchase or redemption of all the Bonds.

      Section 13.05. Bank Bonds Not Secured by Letter of Credit. In no event shall the Letter of Credit secure any Bank Bonds, and further, in no event shall the proceeds of a draw on the Letter of Credit be applied to payment of principal of, interest on, or Purchase Price of Bank Bonds.

                                  ARTICLE XIV

                                 MISCELLANEOUS

      Section 14.01. Covenants of Issuer Bind Successors and Assign. All the covenants, stipulations, promises and agreements in this Indenture contained, by or in behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

      Section 14.02. Immunity of Officers. No recourse for the payment of any part of the principal of, interest on or Purchase Price for any Bond or for the satisfaction of any liability arising from, founded upon or existing by reason of the issue, purchase or ownership of the Bonds shall be had against any director, commissioner, officer, employee, member or agent of the Issuer, the Trustee, the Bank, or the Company, the LGC, or the State of North Carolina, as such, all such liability being hereby expressly released and waived as a condition of and as a part of the consideration for the execution of this Indenture and the issuance of the Bonds.

      Section 14.03. No Benefits to Outside Parties. Nothing in this Indenture, express or implied, is intended or shall be construed to confer upon or to give to any person or corporation, other than the parties hereto, the Owners of the Bonds issued hereunder and the Bank, any right, remedy or claim under or by reason of this Indenture or covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, the Owners of the Bonds and the Bank.

      Section 14.04. Separability of Indenture Provisions. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

      Section 14.05. Execution of Indenture in Counterpart . This Indenture may be simultaneously executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

      Section 14.06. Headings Not Controlling. The headings of the several Articles and Sections hereof are inserted for the convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

      Section 14.07. Notices. Any request, demand, authorization, direction, notice, consent of Owners or other document provided or permitted by this Indenture shall be sufficient for any purpose under this Indenture, when mailed registered or certified mail, return receipt requested, postage prepaid (except as otherwise provided in this Indenture) (with a copy to the other parties) at the following addresses (or such other address as may be provided by any party by notice) and shall be deemed to be effective upon receipt:

If to the Company:                           Crescent Sleep Products Company
                                             1931 Freeman Mill Road
                                             Greensboro, North Carolina 27406
                                             Attention:  President
                                             Telecopier Number:  (336) 273-3025

If to the Issuer:                            The Guilford County Industrial Facilities and
                                             Pollution Control Financing Authority
                                             c/o Edwin Pons, Esq.
                                             Post Office Box 3427
                                             Greensboro, North Carolina 27402
                                             Facsimile Number:  (336)373-3872

If to the Trustee:                           U.S. Bank Trust National Association
                                             180 East Fifth Street
                                             St. Paul, Minnesota 55101
                                             Attention: Corporate Trust Department
                                             Telecopier Number:  (651)244-071

If to the                                    U.S. Bancorp Piper Jaffray Inc.
Remarketing Agent:                           222 South Ninth Street
                                             Minneapolis, Minnesota 55402
                                             Attention: Head of Municipal Underwriting
                                             Telecopier Number:  (612) 342-6966

If to the                                    U.S. Bank National Association
Initial Bank:                                90 South Sixth Street
                                             Minneapolis, Minnesota 55402
                                             Attention: Civic/Nonprofit Banking Group Telecopier
                                             Number:  (612) 973-8368

If to the Letter                             Bank One, Colorado
of Credit Custodian                          1125 17th Street, 4th Floor
                                             Denver, Colorado 80202
                                             Attention: _____________________
                                             Telecopier Number:  (303) 244-5906


      Section 14.08. References to Bank and Letter of Credit. All references herein to the Bank, Letter of Credit, Reimbursement Agreement and all requirements imposed herein with respect thereto shall be of no force and effect after termination of the Letter of Credit Period and reimbursement to the Bank of all amounts owing to the Bank pursuant to the terms of the Reimbursement Agreement.

      IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Trust Indenture to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee

                                       By /s/
                                         ---------------------------------------
                                         Its   Assistant Vice President
                                            ------------------------------------

                                       THE GUILFORD COUNTY INDUSTRIAL
                                       FACILITIES AND POLLUTION CONTROL
                                       FINANCING AUTHORITY

                                       By:  /s/
                                          --------------------------------------
                                                       Chairman

Attest:

/s/
-----------------------------
Secretary


                                   EXHIBIT A

                          Variable Rate Form of Bond

                           UNITED STATES OF AMERICA

                            STATE OF NORTH CAROLINA
                              COUNTY OF GUILFORD

                   THE GUILFORD COUNTY INDUSTRIAL FACILITIES
                   AND POLLUTION CONTROL FINANCING AUTHORITY

                      INDUSTRIAL DEVELOPMENT REVENUE BOND
                    (CRESCENT SLEEP PRODUCTS COMPANY PROJECT)

                                  Series 1999

No. R-I                                                          $5,900,000


      THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE AT THE TIME AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED UNDER CERTAIN CIRCUMSTANCES DESCRIBED HEREIN.


Interest Mode          Maturity Date           Date of Issuance        CUSIP
-------------          -------------           ----------------        -----
Variable               September 1, 2019       September 17, 1999

Registered Owner:    CEDE & CO.

Principal Amount:  FIVE MILLION NINE HUNDRED THOUSAND DOLLARS ($5,900,000)


      The Guilford County Industrial Facilities and Pollution Control Financing Authority, a political subdivision of the State of North Carolina (the "Issuer"), for value received, promises to pay to the registered owner named above or registered assigns, on the maturity date specified above, upon surrender hereof, the principal sum stated above, and to pay interest on said sum at the rate and at the times described herein.

      The principal of this Bond, while in the Variable Rate Mode, is payable in lawful money of the United States of America at the principal corporate trust office of U.S. Bank Trust National Association in St. Paul, Minnesota, as Tender Agent (together with its successors, the "Tender Agent") or at the duly designated office of any successor Tender Agent under the Trust Indenture dated as of September 1, 1999 between the Issuer and U.S. Bank Trust National Association, as trustee (the "Trustee") having its principal corporate trust office in St. Paul, Minnesota (which Trust Indenture, as from time to time amended and supplemented, is hereinafter referred to as the "Indenture"). The principal of this Bond, while in the Fixed Rate Mode, is payable in lawful money of the United States of America at the principal corporate trust office of the Trustee.



                                      A 1

      Interest shall be paid hereon on the following dates (the "Interest Payment Dates"): (i) when this Bond is in the Variable Rate Mode, the first day of each month, commencing October 1, 1999; (ii) each Mandatory Tender Date (as herein defined); and (iii) when this Bond is in the Fixed Rate Mode, the first March 1 or September 1 which is at least three (3) months after the Conversion Date and each March 1 and September 1 thereafter. With respect to any of the above, if any date so specified is not a Business Day, interest shall be paid on the immediately following Business Day with the same effect as if paid on the stated Interest Payment Date.

      Interest on this Bond, except interest due on a Mandatory Tender Date, an Optional Tender Date that is an Interest Payment Date, or on the maturity date, shall be paid on each Interest Payment Date:

      (i) by check or draft of the Tender Agent with respect to Bonds in the Variable Rate Mode, or by check or draft of the Trustee with respect to Bonds in the Fixed Rate Mode, in each case mailed to such registered owner at such owner's address as it appears on the Register or at such other address as is furnished to the Tender Agent or the Trustee in writing by such owner; or

      (ii) with respect to Bonds in the Variable Rate Mode, by wire transfer to registered owners of at least $1,000,000 in aggregate principal amount of Bonds, upon such prior notice from the registered owner as may be satisfactory to the Tender Agent.

Interest payable with respect to Bonds in the Variable Rate Mode on an Optional Tender Date that is an Interest Payment Date, a Mandatory Tender Date, or their maturity date, shall be paid only upon presentation of this Bond to the Tender Agent, except as otherwise provided in Section 2.12 of the Indenture. Interest payable with respect to Bonds in the Fixed Rate Mode on their maturity date or a Mandatory Tender Date, shall be paid only upon presentation of this Bond to the Trustee.

      This Bond is one of an authorized issue of Bonds designated Industrial Development Revenue Bonds (Crescent Sleep Products Company Project) Series 1999 in the aggregate principal amount of $5,900,000 (the "Bonds") issued by the Issuer to provide funds to finance the acquisition, construction and equipping of 133,000 square foot facility for the purpose of manufacturing mattresses located on an approximately 14.8 acre site in Guilford County, pursuant to and in full conformity with the Constitution and laws of the State of North Carolina, including the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the North Carolina General Statutes, as amended, and an authorizing resolution adopted by the Issuer on September 15, 1999. The Issuer has entered into a Loan Agreement dated as of September 1, 1999 with Crescent Sleep Products Company, a Delaware corporation (the "Company"), with respect to the proceeds of the Bonds.

      The Bonds are all issued under and are equally and ratably secured by and entitled to the protection of the Indenture. The Bonds are special obligations of the Issuer to which the payments paid by the Company pursuant to the Loan Agreement have been and are hereby irrevocably pledged. The Bonds do not constitute a debt of the Issuer within the meaning of any constitutional or statutory limitations, and neither the full faith and credit nor the taxing power of the Issuer, the State of North Carolina, or any political subdivision thereof is pledged to the payment of the Bonds.

      THE BONDS AND THE INTEREST THEREON AND REDEMPTION PREMIUM, IF ANY, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, NORTH CAROLINA. NEITHER THE STATE OF NORTH CAROLINA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, NORTH CAROLINA, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES ASSIGNED AND PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE ISSUER HAS NO TAXING POWER.

      The Company has obtained an initial letter of credit (the "Initial Letter of Credit" and together with any Substitute Letter of Credit or Replacement Letter of Credit (as such terms are defined in the Indenture, the "Letter of Credit") from U.S. Bank National Association (together with the issuer of any Substitute Letter of Credit or Replacement Letter of Credit, the "Bank"), which Initial Letter of Credit will expire, unless extended or renewed, on March 31, 2003. The Letter of Credit will be held and drawn upon by Bank One, Colorado, N.A., as letter of credit custodian (the "Letter of Credit Custodian") pursuant to the Indenture and a Letter of Credit Custodian Agreement among the Trustee, the Company and the Letter of Credit Custodian dated as of September 1, 1999. The Letter of Credit Custodian is authorized and instructed to draw upon the Letter of Credit amounts sufficient to pay principal of, up to 51 days' accrued interest on, and the Purchase Price of the Bonds together with Discharge Expenses. Reference is hereby made to the Indenture for a description of the property pledged and assigned, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee, the Company, the Bank and the owners of the Bonds and the terms upon which the Bonds are issued and secured.

      At the time of issuance, the Bonds will bear interest at the Weekly Rate. The Bonds may subsequently bear interest at the Daily Rate, the Monthly Rate, or the Fixed Rate. All of such terms are as defined and described herein.

      During any period when this Bond bears interest at the Variable Rate as provided in the Indenture (consisting of the Weekly Rate, the Daily Rate or the Monthly Rate), this Bond shall be in the "Variable Rate Mode". If this Bond has been converted as provided in the Indenture to bear interest at a Fixed Rate, this Bond shall be in the "Fixed Rate Mode."

      As used herein, "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions in Minnesota or the city in which the principal office of the Trustee is located, are authorized or required by law to close, or on which the New York Stock Exchange is closed.

      When this Bond bears interest at the Weekly Rate, the Remarketing Agent (as defined in the Indenture) shall on the date of issuance and on Wednesday of each week, or if Wednesday is not a Business Day, the immediately preceding Business Day, determine the Weekly Rate which shall become effective on the following Thursday and will be effective through the Wednesday thereafter. When this Bond bears interest at the Daily Rate or the Monthly Rate, the Remarketing Agent shall set the applicable rate on the dates described in the Indenture. Each Variable Rate shall be the lowest rate which, in the judgment of the Remarketing Agent (having due regard to prevailing market conditions) would enable the Bonds to be sold at 100% of the principal amount thereof on the next Business Day provided that such rate shall not exceed the Maximum Rate as defined in the Indenture, and provided that, in the event of a failure to make any such determination, then the Variable Rate shall be the Variable Rate in effect immediately prior thereto.

      If Bonds are converted to bear interest at a Fixed Rate, the Fixed Rate applicable to the Bonds shall be the rate or rates determined by the Remarketing Agent on a date not more than 35 days nor less than 10 days prior to the Proposed Conversion Date or Fixed Rate Mandatory Tender Date (such terms as defined in the Indenture); provided that such rate shall not exceed the Maximum Rate as defined in the Indenture. The Fixed Rate applicable to each Bond shall be the lowest rate which, in the judgment of the Remarketing Agent (having due regard to the prevailing market conditions), would be necessary to enable the Bonds to be sold at 100% of the principal amount thereof on the Proposed Conversion Date or Fixed Rate Mandatory Tender Date.

      Interest on Bonds in the Variable Rate Mode shall be calculated on the basis of actual days elapsed and a year of 365 or 366 days, as appropriate. Interest on Bonds in the Fixed Rate Mode shall be calculated on the basis of a year of 360 days and twelve 30-day months.

      The Bonds shall, when issued, bear interest from the date of issuance, and any Bond which is subsequently authenticated and delivered shall bear interest from the most recent Interest Payment Date on which interest has been paid with respect to that Bond or the Bond for which it is exchanged. Each Bond shall bear the date of its authentication.

      During any period when this Bond is in the Variable Rate Mode, the owner of this Bond shall have the right to require that this Bond be purchased on any Optional Tender Date at the Purchase Price. The owner may demand that this Bond be purchased in whole or in part, provided that if it is to be purchased in part, the owner must demand purchase of Bonds in the amount of at least $100,000 in principal amount, and the portion retained, if any, must be at least $100,000 in principal amount. In order to demand purchase of this Bond when it is in the Variable Rate Mode, the owner hereof must deliver to the Tender Agent and the Remarketing Agent, a written notice (a "Tender Notice"). "Optional Tender Date" means the day set forth in the Tender Notice, which day shall be a Business Day not less than (a) one Business Day after the delivery of the Tender Notice if the Bonds bear interest at the Daily Rate, or (b) seven calendar days after the delivery of the Tender Notice if the Bonds bear interest at the Weekly Rate or Monthly Rate. The Tender Notice must state (i) the principal amount of this Bond to be purchased, (ii) the Optional Tender Date and (iii) if less than all of the owner's Bonds are to be purchased, the numbers of the Bonds to be purchased. The "Purchase Price" of this Bond shall be 100% of the principal amount hereof plus, for any purchase on an Optional Tender Date that is not an Interest Payment Date, accrued interest to the Optional

Tender Date. THE EXERCISE OF AN OPTION BY THE OWNER OF THIS BOND TO HAVE THIS BOND PURCHASED BY DELIVERY OF A TENDER NOTICE IS IRREVOCABLE AND BINDING ON SUCH OWNER AND CANNOT BE WITHDRAWN WHETHER OR NOT THIS BOND IS TENDERED FOR PAYMENT ON THE OPTIONAL TENDER DATE.

      If the owner of this Bond has duly delivered a Tender Notice, then, on the Optional Tender Date, a new Bond in replacement hereof will be authenticated and delivered to the new owner, and this Bond or the portion subject to the Tender Notice will cease to bear interest and, under the terms of the Indenture, will be deemed to be no longer outstanding, and, from that date, the owner hereof will be entitled only to the payment of the Purchase Price.

      The owner of this Bond is required to tender this Bond for purchase at a purchase price of 100% of the principal amount thereof plus accrued interest, if any, on the following dates (each of which is a "Mandatory Tender Date"):

      (a) any Proposed Conversion Date, whether or not the Bonds are converted to the Fixed Rate Mode on such date;

      (b) the day on which the Letter of Credit, by its terms, expires (the "Letter of Credit Termination Date");

      (c) if this Bond is in the Fixed Rate Mode, on the Fixed Rate Mandatory Tender Date;

      (d) on the proposed effective date of a change in the type of Variable Rate (Weekly Rate, Daily Rate or Monthly Rate) to be borne hereby; and

      (e)    on the date of purchase by the Bank in lieu of acceleration under
Section 7.02 of the Indenture.

When this Bond is in the Variable Rate Mode, tender of this Bond shall be made to the Tender Agent; when this Bond is in the Fixed Rate Mode, tender of this Bond shall be made to the Trustee.

      If this Bond is subject to mandatory tender, then on the Mandatory Tender Date, a new Bond in replacement hereof will be authenticated and delivered to the new owner, and this Bond will cease to bear interest and, under the terms of the Indenture, will be deemed to be no longer outstanding, and, from that date, the owner hereof will be entitled only to the payment of the Purchase Price.

      Optional Redemption. Bonds in the Variable Rate Mode may be redeemed, in whole or in part, on any Interest Payment Date, in each case at the option of the Company but only with the prior written consent of the Bank and at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued interest, if any, to the redemption date. In order to exercise its option to so redeem Bonds in the Variable Rate Mode, the Company shall deliver to the Trustee notice of its election to so redeem, accompanied by the written consent of the Bank to such redemption, at least thirty-five
(35) days prior to the proposed redemption date.

      Bonds in the Fixed Rate Mode may be redeemed in whole or in part on any date for which proper notice of redemption can be given, in each case by the Issuer at the option of the Company, as provided in the Indenture.

      Extraordinary Redemption. The Bonds are subject to redemption, in whole or in part, at any time, by the Trustee at the direction of the Bank, or in the event the Bonds are not secured by a Letter of Credit, at the direction of the Company, from insurance proceeds or condemnation awards upon the damage or destruction or condemnation of the Project, if such amounts are not applied to the reconstruction of the Project. In the event of a partial redemption of the Bonds pursuant to this paragraph, the Bank, or in the event the Bonds are not secured by the Letter of Credit, the Company, shall direct which Bonds are to be redeemed.

      Notice of Redemption. Notice of the call for redemption shall be given as provided in the Indenture to the registered owner of the Bonds to be redeemed at the address last shown on the registration books. Failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other Bonds. Bonds called for redemption will cease to bear interest after the date specified for their redemption, provided funds for the payment thereof are then on deposit at the place of payment.

      This Bond is fully transferable by the registered owner hereof in person or by his duly authorized attorney on the registration books kept at the principal office of the Trustee, while the Bonds are in the Fixed Rate Mode or the Tender Agent, while the Bonds are in the Variable Rate Mode, upon surrender of this Bond, together with a duly executed written instrument of transfer; subject, however, to the terms of the Indenture which limit the transfer and exchange of Bonds during certain periods. Upon such transfer, a new fully registered Bond or Bonds of the same maturity and of Authorized Denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor, all subject to the terms and conditions set forth in the Indenture. As used herein, "Authorized Denominations" means, with respect to Bonds in the Variable Rate Mode, denominations of $100,000 and greater integral multiples of $5,000, and with respect to Bonds in the Fixed Rate Mode, denominations of $5,000 and integral multiples thereof. The Issuer, the Trustee and the Tender Agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, whether or not this Bond shall be overdue, for the purpose of receiving payment and for all other purposes, and neither the Issuer, the Trustee nor the Tender Agent shall be affected by any notice to the contrary.

      The registered owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the pledge, assignment or covenants made therein or to take any action with respect to an event of default under the Indenture or to institute, appear in or defend any suit, action or other proceeding at law or in equity with respect thereto, except as provided in the Indenture.

      It is hereby certified, recited and declared that all conditions, acts and things required by the Constitution or statutes of the State of North Carolina or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this Bond exist, have happened and have been performed.

      This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose until the Authenticating Agent shall have signed the certificate of authentication hereon.

      IN WITNESS WHEREOF, The Guilford County Industrial Facilities and Pollution Control Financing Authority has caused this Bond to be executed in its behalf by the manual or facsimile signatures of its authorized officers and sealed with its corporate seal or a facsimile thereof.

                                       THE GUILFORD COUNTY INDUSTRIAL
                                       FACILITIES AND POLLUTION CONTROL
                                       FINANCING AUTHORITY

(SEAL)                                 By
                                         ---------------------------------------
                                                         Chairman

Attest:



----------------------------------
Secretary

Authentication Date:
                    --------------

                         CERTIFICATE OF AUTHENTICATION

      This is one of the Bonds referred to in the within mentioned Trust Indenture.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Authenticating Agent

                                       By
                                         ---------------------------------------
                                         Authorized Signature

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the within bond and all rights thereunder, and hereby irrevocably ______________________constitutes and appoints to transfer the within bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:

Signature Guaranteed:
                     -----------------------------------------------------------
Address of transferee:
                     -----------------------------------------------------------

Social security or other tax identification number of transferee:

--------------------------------------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within bond in every particular without alteration or enlargement or any change whatever.